Exhibit 10.6

 AGREEMENT AND PLAN OF MERGER

BY AND AMONG

MEEMEE MEDIA INC.,

ALL SCREENS MEDIA LLC,

AND

THE HOLDERS OF THE MEMBERSHIP INTERESTS OF
ALL SCREENS MEDIA LLC

Dated May 19, 2015

EXHIBITS AND SCHEDULES

Schedule I                      Schedule of ASM Interests
Schedule II                   Schedule of MeeMee Options
Schedule III                 Investor Questionnaire

Exhibit A                          Employment Agreements
Exhibit B                          Stock Option Agreement (To Be Negotiated Prior to Closing)
Exhibit C                          Secured Promissory Note
Exhibit D                          Security Agreement

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of May 19, 2015 ("Effective Date"), by and between MeeMee Media Inc., a Nevada corporation ("MeeMee"), All Screens Media, LLC, a Nevada limited liability company ("ASM") and the holders of 100% of the membership interests of ASM set forth on the signature page to this Agreement (collectively, the "ASM Members" and individually, an "ASM Member"), MeeMee, ASM and the ASM Members are each sometimes hereinafter referred to individually as a "Party" and collectively as "the Parties."
RECITALS
A.           The ASM Members are the owners and members of ASM, each owns a membership interest and collectively own 100% of the existing membership interests of ASM (the "ASM Interests"). The ASM Interest held by each ASM Member is set forth on Schedule I in the column headed "Percentage Interest in ASM."

B.            Prior to the closing of the Merger, MeeMee shall form a Nevada limited liability company and wholly owned subsidiary of MeeMee ("MergerSub") for the purposes of completing the Merger described herein;

C.           The Board of Directors of MeeMee have approved the form of this Agreement, and deem it advisable and in the best interests of their stockholders to consummate, on the terms and conditions and subject to the occurrence of certain events specified herein, the merger of MergerSub with and into ASM, with ASM surviving the Merger (the "Merger"), and prior to the Closing of the Merger, the Manager and Member of MergerSub shall have approved the form of this Agreement and the Merger;

D.           Each ASM Member has approved this Agreement, and deems it in the best interest of ASM and its members that it consummate the Merger on the terms and conditions and subject to the occurrence of certain events specified herein;

E.            MeeMee and ASM desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to set various conditions to the Merger.

F.            For United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be, and is hereby, adopted as a plan of reorganization within the meaning of Section 368(a) of the Code

NOW, THEREFORE, in consideration of the foregoing Recitals, and the representations, warranties, covenants and agreements contained herein or made a part hereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

Agreement and Plan of Merger	Page 1
MeeMee Media, Inc. / All Screens Media, LLC

ARTICLE I
THE MERGER
Section 1.1                          The Merger. At the Merger Date (as defined in Section 1.3 below), (a) MergerSub shall be merged with and into ASM in accordance with the Nevada Revised Statutes (the "NRS"); (b) the separate limited liability company existence of MergerSub shall cease; and (c) ASM shall (i) be the surviving company in the Merger (the "Surviving Company"); (ii) continue its limited liability company existence under the laws of the State of Nevada; (iii) succeed to and assume all of the rights and obligations of ASM and MergerSub in accordance with the NRS; and (iv) become, as a result of the Merger, a direct wholly-owned subsidiary of MeeMee.

Section 1.2                          Closing. Unless this Agreement shall have been terminated pursuant to Section 9.1, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., PST, on a location and date to be specified by the Parties (the "Closing Date"), which shall be no later than the second (2nd) Business Day after satisfaction or waiver of the conditions set forth in ARTICLE VII, unless another time or date is agreed to by the Parties Notwithstanding the foregoing, the Closing may take place by delivery of documents required herein to be delivered by facsimile or other electronic transmission, including but not limited to by email attachment.

       Section 1.3                         Merger Date of the Merger. Upon the Closing, MeeMee and ASM shall cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Nevada Secretary of State in accordance with the relevant provisions of the NRS and shall make all other filings or recordings required under the NRS. The Merger shall become effective at such time as the Certificate of Merger shall have been duly filed with the Nevada Secretary of State or at such later time or date as is specified in the Certificate of Merger (which time is hereinafter referred to as the "Merger Date").

Section 1.4                          Certificate of Formation and Limited Liability Company Agreement of the Surviving Company. At the Merger Date, the Articles of Organization and Operating Agreement of the MergerSub as in effect immediately prior to the Merger Date shall become the Articles of Organization and Operating Agreement of the Surviving Company until thereafter amended in accordance with the provisions thereof and hereof and Legal Requirements. Notwithstanding the foregoing, the Parties shall negotiate and agree to the form and content of the MergerSub Operating Agreement prior to the Closing Date.

Section 1.5                          Managing Members of the Surviving Company. The Managing Members of ASM at the Merger Date shall, from and after the Merger Date, be the Managing Members of the Surviving Company until their successors have been duly elected or appointed and qualified, or their earlier death, resignation or removal.

Section 1.6                          Events At Merger.

(a)            Board Composition. On the Merger Date, and subject to compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder, if applicable, MeeMee shall take all necessary corporate action to cause the following to occur: (i) the MeeMee Board of Directors shall consist of five (5) directors, being Peter
Agreement and Plan of Merger	Page 2
MeeMee Media, Inc. / All Screens Media, LLC

Heumiller, Martin Doane, Robert Kopple, Paul Amsellem, and one independent board member to be mutually selected by ASM and MeeMee, which selection shall occur at or prior to Closing; and (ii) the chairperson of the MeeMee Board of Directors shall be Martin Doane.
(b)            Executive Officers. MeeMee shall take all necessary corporate action to appoint Peter Heumiller as MeeMee's Chief Executive Officer and to appoint Howard Sichel and Denis Barry, each as an Executive Vice-President. Each such appointment shall be subject to the execution of the Employment Agreements attached hereto as Exhibit A and such Employment Agreements shall become effective as of the Merger Date. If, prior to the Merger Date, any individual is unwilling or unable to serve in such capacity, then ASM shall be entitled to appoint another individual in his stead, and MeeMee shall take all necessary corporate action to effect such appointments.

Section 1.7                          Secured Promissory Note; Security Agreement. Simultaneously with execution of this Agreement, MeeMee and ASM shall enter into (i) the Secured Promissory Note (the "Note") attached as Exhibit C hereto; and (ii) the Security Agreement (the "Security Agreement") attached as Exhibit D hereto.
ARTICLE II
CONVERSION; EXCHANGE
Section 2.1                          Effect on Capital Stock. On the Merger Date, each of the following shall occur:
(a)
Cancellation and Conversion of ASM Interests. On the Merger Date, all ASM Interests shall, in the aggregate, be converted into Ten Million (10,000,000) fully paid and non-assessable shares of MeeMee Common Stock, it being understood that all ASM Interests shall thereby be canceled and retired and shall cease to exist, and the ASM Members shall only have the right to receive and divide amongst themselves such shares of MeeMee Common Stock in consideration for such cancellation.

(b)
Conversion of MergerSub Membership Interests. On the Merger Date, by virtue of the Merger and without any further action on the part of the Parties, all membership interests in the MergerSub shall be converted into and become one validly issued interest in the Surviving Company and shall constitute the only outstanding interest in the Surviving Company.

(c)
Issuance of MeeMee Options. At Closing, MeeMee shall issue and deliver the MeeMee Three Million (3,000,000) options to ASM at the per share price existing as of the Effective Date and set forth on Schedule II (the "MeeMee Options"). The MeeMee Options shall be exercised in accordance with the terms, conditions, rights and preferences set forth in the form of Stock Option Agreement to be negotiated and finalized prior to Closing. It is the intent of the Parties that the MeeMee Options be "incentive stock options" as defined in Section 422 of the Code, provided same is permitted by law. Furthermore, it is the intent of the Parties that incentive stock options, if any, shall

Agreement and Plan of Merger	Page 3
MeeMee Media, Inc. / All Screens Media, LLC

qualify as incentive stock options upon option exercise to the same extent as they qualified as incentive stock options as of the Effective Date and to the maximum extent permitted under the Code.
(d)
Incentive Bonus Stock. MeeMee shall allocate an additional Five Million (5,000,000) shares of MeeMee Common Stock as incentive bonus stock ("Incentive Bonus Stock") based on 12- and 24-month EBITDA thresholds (the "Incentive Stock Thresholds"). The Parties shall negotiate in good faith and finalize the Incentive Stock Thresholds and other conditions for issuance of the Incentive Bonus Stock prior to Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF MEEMEE
MeeMee represents and warrants to ASM and the ASM Members that, except as qualified by the disclosure schedule delivered by MeeMee in final form on or before the Closing Date (hereinafter the "MeeMee Disclosure Schedule"), the statements contained in this Article III are true and correct as of the Effective Date (except that the statements contained in this Article III shall be true and correct only as of the Closing Date):
Section 3.1                          Organization and Qualification. MeeMee and each of its subsidiaries, including MergerSub, are duly organized, validly existing and in good standing under the laws of their jurisdictions of organization, with the corporate power and authority to own and operate their businesses as presently conducted, except where the failure of any of the foregoing would not have a Material Adverse Effect.

Section 3.2                          Authorization. Each of MeeMee and MergerSub has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Merger.

Section 3.3                          Validity and Effect of Agreement. This Agreement has been duly and validly executed and delivered by MeeMee and, assuming that it has been duly authorized, executed and delivered by the other Parties, constitutes a legal, valid and binding obligation of MeeMee, in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

Section 3.4                          No Conflict. The execution and delivery of this Agreement (including the Exhibits and Schedules required hereby) by MeeMee and MergerSub, the performance by MeeMee and MergerSub of their respective obligations hereunder, and the consummation of the Merger, will not: (i) conflict with MeeMee's Articles of Incorporation or Bylaws or MergerSub's Articles of Organization; (ii) violate any statute, law, ordinance, rule or regulation, applicable to MeeMee or its subsidiaries or any of the properties or assets of MeeMee or its subsidiaries; or (iii) violate, breach, be in conflict with or constitute a default (or be an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of MeeMee or its subsidiaries, or result in the creation or imposition of any Lien upon any property, asset or business of MeeMee
Agreement and Plan of Merger	Page 4
MeeMee Media, Inc. / All Screens Media, LLC

 or its subsidiaries under any Contract, order, judgment or decree to which MeeMee or any its subsidiaries is a party or by which any of the foregoing or their assets or properties are bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on MeeMee.
Section 3.5                          Required Filings and Consents. Except as otherwise provided in this Agreement, the execution and delivery of this Agreement by MeeMee does not, and the performance of this Agreement by MeeMee will not, require any consent, approval, authorization or permit of, or filing with or notification to, Governmental Authority with respect to MeeMee except: (i) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities laws ("Blue Sky Laws"); and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MeeMee, or would not prevent or materially delay consummation of the Merger or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

Section 3.6                          Capitalization. The authorized capital stock of MeeMee consists of 150,000,000 shares of Common Stock, par value $0.001 per share, of which there will be no more than 45 million shares issued and outstanding as of immediately prior to the Closing Date. MeeMee has no authorized shares of preferred stock. All shares of capital stock of MeeMee outstanding as of the Effective Date and as of the Closing Date have been, and will be, duly authorized and validly issued, are fully paid and non-assessable, and free of preemptive rights, and all shares of capital stock of MeeMee which may be issued as contemplated or permitted by this Agreement will, when issued, be duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights.

Section 3.7                          SEC Reports. MeeMee has filed with the SEC all forms and other documents required to be filed by it under the Exchange Act or the Securities Act (the "MeeMee SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the MeeMee SEC Documents, including any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder.

Section 3.8                          Financial Statements. Each of the financial statements included in the MeeMee SEC Documents (the "MeeMee Financial Statements") have been or will be filed in accordance with Legal Requirements and prepared from and in accordance with the books and records of MeeMee; comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; have been or will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and have fairly presented or will fairly present the financial positions and the results of operations and cash flows of MeeMee
Agreement and Plan of Merger	Page 5
MeeMee Media, Inc. / All Screens Media, LLC

as of the dates thereof or for the periods presented therein (subject, in the case of un-audited statements, to normal year-end audit adjustments not material in amount).

Section 3.9                          Disclosure. As of the Closing Date, to the Knowledge of MeeMee and its subsidiaries, there is no known material fact or information relating to the business, condition (financial or otherwise), affairs, operations or assets of MeeMee that has not been disclosed in writing to ASM and/or the ASM Members by MeeMee. To the Knowledge of MeeMee, no representation or warranty of MeeMee in this Agreement or any statement or document delivered in connection herewith or therewith, contains or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF ASM AND ASM MEMBERS
ASM and each ASM Member, jointly and severally, represent and warrant to MeeMee that, except as qualified by the disclosure schedule delivered by ASM in final form on or before the Closing Date (hereinafter the "ASM Disclosure Schedule"), the statements contained in this Article IV are true and correct as of the Effective Date:
Section 4.1                          Organization and Qualification. ASM is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. ASM has the requisite power and lawful authority to carry on its business as it is now being conducted or contemplated to be conducted. ASM does not own or lease real property in any jurisdiction. ASM has delivered to MeeMee a true and correct copy of the ASM Operating Agreement, including any and all amendments.

Section 4.2                          Interests in Other Persons. Except as set forth in the ASM Disclosure Schedule which lists ASM's ownership interest in certain joint ventures and the jurisdiction of formation of each joint venture (the "ASM Subsidiaries"), ASM does not, directly or indirectly, own or control or have any capital or other equity interest or participation in (or any interest convertible into or exchangeable or exercisable for, any capital or other equity interest or participation in), nor is it, directly or indirectly, subject to any obligation or requirement to provide funds to or invest in, any Person.

Section 4.3                          Authorization; Validity and Effect of Agreement. ASM has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly and validly executed and delivered by ASM and, assuming that it has been duly authorized, executed and delivered by the other Parties, constitutes a legal, valid and binding obligation of ASM, in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

Section 4.4                          No Conflict. The execution and delivery of this Agreement (including the Exhibits and Schedules required hereby) by ASM, the performance by ASM of its obligations hereunder, and the consummation of the Merger will not: (i) conflict with ASM's Articles of Organization or Operating Agreement or the articles of organization or operating

Agreement and Plan of Merger	Page 6
MeeMee Media, Inc. / All Screens Media, LLC

agreement of any of the ASM Subsidiaries; (ii) violate any statute, law, ordinance, rule or regulation, applicable to ASM or any of the ASM Subsidiaries or any of the properties or assets of ASM or any of the ASM Subsidiaries; or (iii) violate, breach, be in conflict with or constitute a default (or be an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of ASM or any of the ASM Subsidiaries, or result in the creation or imposition of any Lien upon any property, asset or business of ASM or the ASM Subsidiaries under any Contract, order, judgment or decree to which ASM or any of the ASM Subsidiaries is a party or by which any of the foregoing or their assets or properties are bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on ASM or any of the ASM Subsidiaries.

Section 4.5                          Capitalization. The ASM Interests constitute 100% of the membership, ownership and equity interests in ASM. The ASM Disclosure Schedule describes the percentage ownership of ASM in each of the ASM Subsidiaries. All ASM ownership interests in the ASM Subsidiaries are free of any encumbrances or Liens. There are no options, warrants, preemptive rights, purchase rights, subscription rights, conversion rights, stock appreciation, phantom stock or profit participation rights, convertible securities, calls, rights, voting trusts, proxies, or other commitments relating to any equity interest in ASM to which ASM or any ASM Member is a party or by which any of them is bound, and there exists none of the foregoing that were issued in violation of any federal or state securities laws or regulations or in violation of any preemptive or contractual rights of any Person. There are no Contracts or commitments providing for the issuance of or the granting of rights to purchase membership interests in ASM or under which ASM is or may become obligated to issue any membership or other interest. There are no options, warrants, preemptive rights, purchase rights, subscription rights, conversion rights, stock appreciation, phantom stock or profit participation rights, convertible securities, calls, rights, voting trusts, proxies, or other commitments relating to any equity interest in any ASM Subsidiaries. There are no Contracts or commitments providing for the issuance of or the granting of rights to purchase membership interests in any of the ASM Subsidiaries or under which any of the ASM Subsidiaries is or may become obligated to issue any membership or other interest. The ASM Interests, when exchanged in accordance with the terms of this Agreement, will be duly authorized, with no personal liability attaching to the ownership thereof, except as provided under the Nevada Revised Statutes, as amended, and shall not be subject to any preemptive rights, rights of first refusal or other similar rights of any other Person. Schedule I sets forth a true and complete list of the ASM Interests that will be outstanding as of the Closing Date.

Section 4.6                          Financial Statements. ASM shall deliver to MeeMee, on or before the Closing Date, true and complete copies of the audited balance sheet of ASM for the fiscal year ended December 31, 2014, and the unaudited balance sheet of ASM for the first quarter of 2015 and any such additional periods as may be required for inclusion in the Final Form Draft 8-K (collectively "ASM Financial Statements"). The ASM Financial Statements shall be prepared in compliance with GAAP, consistently applied throughout the periods involved (except as otherwise indicated therein) and in accordance with all applicable SEC rules and regulations, including Regulation S-X promulgated under the Securities Act, shall present

Agreement and Plan of Merger	Page 7
MeeMee Media, Inc. / All Screens Media, LLC

fairly in all material respects the financial position and results of operations and cash flows of ASM at the date or for the period set forth therein, and shall include any and all other entities for which consolidation is required under GAAP. The ASM Financial Statements shall be prepared from and in accordance with the books and records of ASM. ASM maintains a system of internal accounting controls sufficient, in the judgment of its Managing Members, to provide reasonable assurance that (i) transactions are executed in accordance with the Managing Members' general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with the Managing Members' general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. ASM has established disclosure controls and procedures and designed such disclosure controls and procedures to ensure that material information relating to ASM is made known to the Managing Members of ASM by others within ASM. Since the date of ASM's most recent Financial Statement, there have been no significant changes in the internal controls of ASM over financial reporting or, to the Knowledge of ASM, in other factors that would reasonably be expected to significantly affect the internal controls of ASM over financial reporting. The ASM Financial Statements shall include the financial statements of the ASM Subsidiaries if required by applicable SEC rules and regulations.

Section 4.7                          No Undisclosed Liabilities. Except as disclosed in the ASM Financial Statements, as of the Closing Date, ASM and the ASM Subsidiaries have no material liabilities, indebtedness or obligations, except those that have been incurred in the Ordinary Course of Business, whether absolute, accrued, contingent or otherwise, and whether due or to become due, and there is no existing condition, situation or set of circumstances that, to ASM's Knowledge, could reasonably be expected to result in such a liability, indebtedness or obligation.

Agreement and Plan of Merger	Page 8
MeeMee Media, Inc. / All Screens Media, LLC

Section 4.8                          Properties and Assets. ASM has good and marketable title to, or the legal right to use, all of the assets reflected in the most recent ASM Financial Statement, except for those sold or otherwise disposed of since the date of such ASM Financial Statement in the Ordinary Course of Business consistent with past practice. Each of the ASM Subsidiaries has good and marketable title to, or the legal right to use, all of the assets necessary for the conduct of its business.

Section 4.9                          Litigation. There is no Action pending or, to the Knowledge of any ASM Member, threatened against ASM or any of the ASM Subsidiaries that, individually or in the aggregate, directly or indirectly, would be reasonably likely to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against ASM or any of the ASM Subsidiaries, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

Section 4.10                      Taxes. ASM has timely filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by it or on behalf of it, and each such tax return was complete and accurate in all material respects, and ASM has timely paid (or has had paid on its behalf) all Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it. No material deficiency for a Tax has been asserted in writing or otherwise, to the Knowledge of ASM Members, against ASM or with respect to any of its assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith. There are no material Liens for Taxes upon the assets of ASM.

Section 4.11                     Compliance. ASM and each of the ASM Subsidiaries is in compliance with all Legal Requirements applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. ASM has not received any notice asserting a failure, or possible failure, to comply with any Legal Requirements, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. ASM and each of the ASM Subsidiaries holds all permits, licenses and franchises from Governmental Authorities required to conduct its business as it is now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect. ASM and none of the ASM Subsidiaries has never been debarred or otherwise prohibited or restricted from contracting with, or providing goods or services to, any Governmental Authority, nor, to its Knowledge, ever been investigated by any Governmental Authority relating to or arising out of any contract or provision of goods or services.

Agreement and Plan of Merger	Page 9
MeeMee Media, Inc. / All Screens Media, LLC

Section 4.12                      Absence of Certain Changes. Except as set forth in the ASM Disclosure Schedule, since March 31, 2015 (i) to the Knowledge of the ASM Members, there has been no change or development in, or effect on, ASM or any of the ASM Subsidiaries that has or could reasonably be expected to have a Material Adverse Effect; (ii) ASM has not sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any material amount of its assets other than in the Ordinary Course of Business; (iii) ASM has not acquired any material amount of assets except in the Ordinary Course of Business, nor acquired or merged with any other business; (iv) ASM has not waived or amended any of its respective rights under Material Contracts except in the Ordinary Course of Business; and (v) ASM has not entered into any agreement to take any action described in clauses (i) through (iv) above.

Section 4.13                      Brokers and Finders. Neither ASM nor, nor any ASM Member has employed any broker or finder, or investment advisor or consultant, or incurred any liability for any brokerage fee, commission or finders' fee, or fee related to investment advice or consultation in connection with the Merger, for which ASM has or could have any liability.

Section 4.14           Intellectual Property Rights. ASM and each of the ASM Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use in connection with its business free and clear of all liens, claims or encumbrances, certain trademarks, trade names, service marks, copyrights, patents, trade secrets and other business-related confidential information (including customer lists), tangible or intangible proprietary information and material, and software (collectively, "Intellectual Property Rights"). In the case of Intellectual Property Rights licensed to ASM or any of the ASM Subsidiaries, ASM represents and warrants that the Contracts under which such Intellectual Property Rights are granted are, as of the Effective Date and the Closing Date, valid, binding and enforceable for the business conducted by ASM or the ASM Subsidiaries, respectively, as of the Effective Date and the Closing Date.

(b)            ASM (i) has not received notice of a claim of infringement of any trademark, service mark, copyright, or any other proprietary right of any third party, and (ii) has no Knowledge of any claim challenging or questioning the validity or effectiveness of any Contract relating to any Intellectual Property Rights. ASM and each of the ASM Subsidiaries has at all times used reasonable efforts to protect its proprietary information and to prevent such information from being released into the public domain.

(c)	Each ASM Member has no Knowledge of any fact or circumstance that would render any Intellectual Property Rights invalid or unenforceable.
(d)            Each item of the Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Intellectual Property Right.
Section 4.15                      Material Transactions or Affiliations. Except as stated on the schedule of liabilities to be delivered by ASM on or before the Closing Date (hereinafter the

Agreement and Plan of Merger	Page 10
MeeMee Media, Inc. / All Screens Media, LLC

"ASM Permitted Liabilities Schedule,") there is no Contract between ASM or the ASM Subsidiaries and any Person who was, at the time of such Contract, an officer, director or member of ASM, pursuant to which ASM has any commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such Person.

Section 4.16                       Employees. ASM is, to the best of each ASM Member's Knowledge, in compliance with all Legal Requirements respecting terms and conditions of employment, except where a failure of compliance would not have a Material Adverse Effect. There are no proceedings pending or, to each ASM Member's Knowledge, reasonably expected or threatened, between ASM, on the one hand, and any or all of its current or former employees, on the other hand. There are no claims pending, or, to each ASM Member's Knowledge, reasonably expected or threatened, against ASM under any workers' compensation or long term disability plan or policy. ASM has no unsatisfied obligations to any employee, former employee, or qualified beneficiary pursuant to any employee benefit plan, COBRA, HIPAA, or any state law governing health care coverage extension or continuation that would have a Material Adverse Effect on ASM.

Section 4.17                      Material Contracts. Each ASM Material Contract (i) is legal, valid, binding and enforceable and in full force and effect as of the Effective Date; and (ii) will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing except for those ASM Material Contracts or provisions thereof that would not have a Material Adverse Effect on ASM. Neither ASM nor, to ASM's and each ASM Member's Knowledge, any other party, is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by ASM or such other party, or permit termination, modification or acceleration under the ASM Material Contract, except for those ASM Material Contracts or provisions thereof that would not have a Material Adverse Effect on ASM.

Section 4.18                      Principals. During the past five years, no principal officer or Managing Member of ASM or any of the ASM Subsidiaries has been:

(a)
the subject of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	the subject of any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
(c)
the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d)
found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Agreement and Plan of Merger	Page 11
MeeMee Media, Inc. / All Screens Media, LLC

Section 4.19                       Disclosure. As of the Closing Date, to the Knowledge of each ASM Member, there is no known material fact or information relating to the business, condition (financial or otherwise), affairs, operations or assets of ASM or any of the ASM Subsidiaries that has not been disclosed in writing to MeeMee by ASM, excluding any matter that does not have a Material Adverse Effect on ASM or any of the ASM Subsidiaries. To the Knowledge of each ASM Member, no representation or warranty of ASM in or pursuant to this Agreement, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, excluding any matter that does not have a Material Adverse Effect on ASM or any of the ASM Subsidiaries.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF EACH ASM MEMBER
Each ASM Member, severally and not jointly, hereby makes the following representations and warranties to MeeMee, and any reference in this Article V to "ASM Member" refers solely to the individual ASM Member making the representation and warranty and not to any other ASM Member:

Section 5.1                          Authority and Validity. Such ASM Member has all requisite power to execute and deliver, perform his obligations under and to consummate the transactions contemplated by this Agreement.

Section 5.2                          Ownership. Such ASM Member is the record and beneficial owner of his ASM Interest set forth opposite his name on Schedule I, free and clear of any Lien, and has full power and authority to convey his ASM Interest, free and clear of any Lien.

Section 5.3                          Validity. Upon the execution and delivery of each document contemplated by this Agreement which requires the signature of such ASM Member (assuming due execution and delivery by each other Party), such document shall constitute such ASM Member's legal, valid and binding obligation enforceable against him in accordance with the terms of such document except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

Section 5.4                          No Breach or Violation. Such ASM Member's execution, delivery and performance of this Agreement and each other document contemplated by this Agreement which requires his signature, and the consummation of the transactions contemplated by this Agreement and such other documents, do not and will not conflict with any agreement to which such ASM Member is a party, or by which ASM's assets are bound or affected.

Section 5.5                          Consents and Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any Government Authority or any other Person is necessary to be obtained, made or given by such ASM Member in connection with: (i) the execution, delivery and performance by such ASM Member of this Agreement or any other document contemplated by this Agreement which requires his signature; or (ii) the consummation by such ASM Member of the transactions contemplated by this Agreement and such documents.

Agreement and Plan of Merger	Page 12
MeeMee Media, Inc. / All Screens Media, LLC

Section 5.6                          Investor Status. Such ASM Member has properly completed the form attached hereto as Schedule III. Such ASM Member is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

Section 5.7                          No Government Review. Such ASM Member understands that neither the SEC nor any securities commission or other Governmental Authority has approved the issuance of the MeeMee Common Stock or passed upon or endorsed the merits of the MeeMee Common Stock or this Agreement or any of the other documents relating to the Merger , or confirmed the accuracy of, determined the adequacy of, or reviewed the Merger Agreement or the other transaction documents.

Section 5.8                          Investment Intent. The MeeMee Common Stock is being acquired by such ASM Member for his own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and such ASM Member has no present intention of selling, granting any participation in or otherwise distributing the same. Such ASM Member further represents that he does not have any Contract with any Person to sell, transfer or grant participation to such Person or third party with respect to any of the interests.

Section 5.9                          Restrictions on Transfer. Such ASM Member understands that the shares of MeeMee Common Stock have not been registered under the Securities Act or registered or qualified under any foreign or state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption there from. In any case where such an exemption is relied upon by ASM Member from the registration requirements of the Securities Act and the registration or qualification requirements of such state securities laws, ASM Member shall furnish MeeMee with an opinion of counsel stating that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and will not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and opinion to be satisfactory to MeeMee. Such ASM Member acknowledges that he is able to bear the economic risks of an investment in the MeeMee Common Stock for an indefinite period of time, and that his overall commitment to investments that are not readily marketable is not disproportionate to his net worth.

Section 5.10                      Informed Investment. Such ASM Member has made such investigations in connection herewith as he deemed necessary or desirable so as to make an informed investment decision without relying upon MeeMee for legal or tax advice related to this investment. In making his decision to acquire the MeeMee Common Stock, such ASM Member has not relied upon any information other than information contained in this Agreement and in the other transaction documents.

Agreement and Plan of Merger	Page 13
MeeMee Media, Inc. / All Screens Media, LLC

Section 5.11                       Access to Information. Such ASM Member acknowledges that he has had access to and has reviewed all documents and records relating to MeeMee, including, but not limited to, the MeeMee SEC Documents, that he has deemed necessary in order to make an informed investment decision with respect to an investment in MeeMee.

Section 5.12                       Reliance on Representations. Such ASM Member understands that the MeeMee Common Stock is being offered and sold to it in reliance on specific exemptions from the registration and/or public offering requirements of the U.S. federal and state securities laws and that MeeMee is relying in part upon the truth and accuracy of, and such ASM Member's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such ASM Member set forth herein in order to determine the availability of such exemptions and the eligibility of such ASM Member to acquire the Common Stock. Such ASM Member represents and warrants to MeeMee that any informa-tion such ASM Member has heretofore furnished or furnishes herewith to MeeMee is complete and accurate, and further represents and warrants that ASM Member will notify and supply corrective information to MeeMee immediately upon the occurrence of any change therein occurring prior to MeeMee's issuance of the MeeMee Common Stock. Within five (5) days after receipt of a request from MeeMee, such ASM Member will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which MeeMee is subject with respect to the issuance of the MeeMee Common Stock.

Agreement and Plan of Merger	Page 14
MeeMee Media, Inc. / All Screens Media, LLC

Section 5.13                      No General Solicitation. ASM Member is unaware of, and in deciding to participate in the transactions contemplated hereby is in no way relying upon, and did not become aware of the transactions contemplated hereby through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the transactions contemplated hereby.

Section 5.14           Legends. ASM Member understands that the certificates representing the MeeMee Common Stock shall have endorsed thereon the following legend (or such similar legend as may be determined by MeeMee), and stop transfer instructions reflecting that these restrictions on transfer will be placed with the transfer agent of the Common Stock:
"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 IS IN EFFECT, (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE ASM SELLER, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933."
Section 5.15                          Placement and Finder's Fees. No agent, broker, investment banker, finder, financial advisor or other Person acting on behalf of such ASM Member or under his authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated hereby, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of such ASM Member.

Section 5.16                          Disclosure. No representation or warranty by such ASM Member in this Agreement or any statement or document delivered in connection herewith or therewith, contained or will contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE VI
CERTAIN COVENANTS
Section 6.1                          Conduct of Business by ASM. During the period commencing with the Effective Date and continuing until the Merger Date, except (i) as expressly permitted or required by this Agreement, or (ii) with the consent of MeeMee, ASM and each of the ASM Subsidiaries shall not conduct any trade or business other than as presently conducted, and shall preserve intact its business organizations. From the Effective Date and continuing until the Merger Date, ASM and its officers, directors, managers, members and agents shall not, directly or indirectly, consult or negotiate with or seek proposals from any other Person with respect to any merger, asset sale, stock sale, share exchange, or any other transaction involving ASM that would inhibit, prevent or delay the completion of the Merger.

Agreement and Plan of Merger	Page 15
MeeMee Media, Inc. / All Screens Media, LLC

Section 6.2                          Conduct of Business by MeeMee. During the period commencing with the Effective Date and continuing until the Merger Date, except (i) as expressly permitted or required by this Agreement, or (ii) with the consent of ASM, MeeMee shall not conduct any trade or business other than as presently conducted, and shall preserve intact its business organizations. From the Effective Date and continuing until the Merger Date, MeeMee and its officers, directors, managers, members and agents shall not, directly or indirectly, consult or negotiate with or seek proposals from any other Person with respect to any merger, asset sale, stock sale, share exchange, or any other transaction involving MeeMee that would inhibit, prevent or delay the completion of the Merger. Nothing in this Agreement shall be deemed to prohibit MeeMee (or be deemed to require the consent of ASM) from completing an acquisition of a Person which is in a trade or business similar to MeeMee and/or ASM prior to the Closing Date.

Section 6.3                          Financial Statements. Prior to Closing, ASM shall deliver to MeeMee (i) the ASM Financial Statements; (ii) the consent of its independent auditors to include their audit report and ASM Financial Statements in a Current Report on Form 8-K relating to the Merger or in such other reports as MeeMee may be required to file relating to ASM's business, operations, management and ownership (collectively, "Reports"); and (iii) such other information as MeeMee may reasonably require from ASM to complete the Reports. ASM shall cause its independent auditor to consent to MeeMee's use, disclosure and reliance on the ASM Financial Statements as may be required in connection with any filing made by MeeMee pursuant to Legal Requirements.

Section 6.4                          Preparation of the Form 8-K. As promptly as practicable following the Effective Date, ASM and MeeMee shall cooperate and work together in good faith to prepare one or more Current Reports on and amendments to Form 8-K in accordance with Legal Requirements for disclosure of the transactions contemplated under this Agreement. Such Current Reports or amendments shall comply in all material respects with Legal Requirements and shall contain all information that would be required to be contained in a General Form for Registration of Securities on Form 10, including the consent of ASM's independent accountants as to the inclusion of the ASM Financials Statements therein, except that ASM and MeeMee shall be permitted to defer the filing of pro forma financial information to the extent permitted to do so in accordance with Legal Requirements. The final version of Form 8-K to be filed with the SEC is hereinafter referred to as the "Final Draft Form 8-K."

Agreement and Plan of Merger	Page 16
MeeMee Media, Inc. / All Screens Media, LLC

Section 6.5                           Other Regulatory Matters. Each Party shall consult with and cooperate with each other in promptly preparing and filing all applications, notices, petitions and filings, shall use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things in order to obtain all approvals and authorizations of all Governmental Entities, necessary or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other transactions contemplated by this Agreement. ASM shall have the right to review and approve in advance all characterizations of the information relating to ASM, and MeeMee shall have the right to review and approve in advance all characterizations of the information relating to MeeMee, contained in any such application, notice, petition or filing.

Section 6.6                           Pre-Merger Director and Officer Indemnification.
(a)            Each of MeeMee, MergerSub and ASM agrees that, to the fullest extent permitted under Legal Requirements, all rights to indemnification, advancement and exculpation from liabilities for acts or omissions occurring at or prior to the Merger Date now existing in favor of the current or former members, directors and officers of such entity, or any Person who comes to serve in such capacity prior to the Merger Date, as provided in such entity's articles of organization or certificate of incorporation, by-laws, operating agreement or other Contracts providing indemnification, advancement or exculpation shall survive the Merger and shall continue in full force and effect in accordance with their terms, and no such provision in any such document shall be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder to any such individual with respect to acts or omissions occurring at or prior to the Merger Date.

(b)            From and after the Merger Date, subject to Legal Requirements, MeeMee will cause the Surviving Company to indemnify and hold harmless each Managing Member of ASM (in each case, for acts or failures to act in such capacity), determined as of the date hereof, against any costs or expenses (including reasonable attorneys' fees, costs and expenses), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Merger Date, whether asserted or claimed prior to, at or after the Merger Date (including any matters arising in connection with the transactions contemplated by this Agreement), to the fullest extent permitted by Legal Requirements (and MeeMee will cause the Surviving Company also to advance expenses (including but not limited to reasonable attorneys' fees, costs and legal expenses) as incurred to the fullest extent permitted under Legal Requirements; provided that if, subject to Legal Requirements, the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

(c)            The obligations of MeeMee and the Surviving Company under this Section 6 shall not be terminated or modified by the Parties in a manner so as to adversely affect ASM or any ASM Member without the consent of the affected Party. If MeeMee, the Surviving Company or any of their respective successors or assigns (i) shall consolidate with or merge into any other

Agreement and Plan of Merger	Page 17
MeeMee Media, Inc. / All Screens Media, LLC

corporation or entity and shall not be the continuing or Surviving Company or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of MeeMee or the Surviving Company, as the case may be, shall assume all of the obligations of MeeMee, or the Surviving Company, as the case may be, set forth in this Agreement.
(d)            This Section 6 is: (i) intended to be for the benefit of and will be enforceable by each "Indemnified Party" (as defined in Section 9.4 below) and his or its successors, heirs and representatives, and (ii) in addition to and not in substitution of any other rights to indemnification, advancement, exculpation or contribution that any Party may have by contract or otherwise.

Section 6.7                          Fees and Expenses. Except as otherwise agreed to by the applicable Parties, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated.

Section 6.8                           Access to Information. At all times prior to the Merger Date or earlier termination of this Agreement in accordance with the provisions of Article IX, and in each case subject to Section 6.9 below, ASM and MeeMee shall each provide to the other (and the other's authorized representative) reasonable access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such Party, provided that the Party granted such access shall not interfere unreasonably with the operation of the business conducted by the Party granting access, and provided that no such access need be granted to privileged information or any agreements or documents subject to confidentiality agreements.

Section 6.9                         Confidentiality. Each Party ("Receiving Party") shall hold, and shall cause its respective affiliates and representatives to hold, all Confidential Information made available to it by another Party ("Disclosing Party") in connection with the Merger in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and shall not disseminate or disclose such information other than to its directors, officers, managers, employees, stockholders, interest holders, affiliates, agents and representatives who have a need to know such information for the sole purpose of evaluating the Merger (each of whom shall be informed in writing by the Receiving Party of the confidential nature of such information and directed by such party in writing to treat such information confidentially). The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that (i) is learned by the Receiving Party from a third party entitled to disclose it; (ii) becomes known publicly other than through the fault of the Receiving Party; (iii) is required by law or court order to be disclosed by the parties; or (iv) is disclosed with the Disclosing Party's prior written consent. The Parties shall undertake all reasonable steps to ensure that the secrecy and confidentiality of such information will be maintained. In the event a Receiving Party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the Receiving Party shall: (x) promptly notify the Disclosing Party and, if having received a court order or subpoena, deliver a copy of the same to the Disclosing Party; (y) cooperate with the Disclosing Party, at the Disclosing Party's expense, in obtaining a protective or similar order with respect to such information; and (z) provide only that amount of information as the Receiving Party is advised by its counsel is necessary to comply with such court order or subpoena.

Agreement and Plan of Merger	Page 18
MeeMee Media, Inc. / All Screens Media, LLC

Section 6.10                      Further Assurances. Each of the Parties agrees to use commercially reasonable efforts before and after the Merger Date to take or cause to be taken all action and to do or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable in accordance with Legal Requirements to consummate and make effective, in the most expeditious manner practicable, the Merger.

Section 6.11                      Public Announcements. ASM and MeeMee will consult with each other before issuing, and provide each other the reasonable opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as any party, after consultation with counsel, determines is required by applicable Legal Requirements.

Section 6.12                      Notification of Certain Matters. ASM and MeeMee shall promptly notify each other in writing of any event, fact or occurrence that would result in any breach by either of them of any representation or warranty or breach of any covenant contained in this Agreement.

Section 6.13                      Transaction Expenses; Termination Fee.   Each Party shall be solely responsible for the payment of all of its own legal, accounting, audit and other costs and expenses relating to the Merger transaction.

Section 6.14                       ASM Audit. ASM shall utilize the proceeds of the Note to commence an audit within five (5) Business Days of receipt of the first $225,000 under the Note.

Section 6.15                      Tax-Free Reorganization Treatment. The Parties intend that the Merger will qualify as a reorganization under Section 368(a) of the Code, and each shall not, and shall not permit any of their respective subsidiaries to, take any action, or fail to take any action, that would reasonably be expected to jeopardize the qualification of the Merger as a reorganization under Section 368(a) of the Code. Each Party will report the Merger as a reorganization within the meaning of Section 368(a) of the Code for all Tax purposes, including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its return for the taxable year of the Merger.

ARTICLE VII
CONDITIONS PRECEDENT
Section 7.1                          Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each Party to effect the Merger is subject to the existence of, or satisfaction or waiver by ASM and MeeMee (as the case may be) on or prior to the Closing Date of the following conditions:

(a)
No Injunctions or Restraints. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction preventing consummation of the Merger is in effect, and no Legal Requirements prohibits consummation of the Merger; and

Agreement and Plan of Merger	Page 19
MeeMee Media, Inc. / All Screens Media, LLC

(b)	Form 8-K. The Final Draft Form 8-K has been prepared and is capable of being filed immediately after the Closing (or the immediate next Business Day thereafter).
Section 7.2                          Conditions to Obligations of ASM to Effect the Merger. The obligations of ASM to consummate the Merger shall be subject to the existence of, or satisfaction or waiver by ASM on or prior to the Closing Date of the following conditions:
(a)	MeeMee has funded the Principal Amount (as defined in the Note) under the Note;
(b)
MeeMee has extinguished any unpaid or deferred compensation accrued to any director or officer of MeeMee prior to the Closing Date (which for the purposes of clarification shall not include any loans by any director to MeeMee);

(c)
The representations and warranties of MeeMee set out in this Agreement are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made at and as of such time;

(d)
MeeMee has performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by MeeMee or prior to the Closing Date;

(e)
All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person, and any matter requiring consent or mutual agreement of MeeMee and ASM as provided in this Agreement, to consummate the transactions contemplated under this Agreement has been obtained;

(f)	ASM is satisfied, in its reasonable discretion, with the MeeMee Disclosure Schedule;
(g)	MeeMee has entered into employment agreements with each of Peter Heumiller, Howard Sichel, and Denis Barry to take effect upon the Closing Date;
(h)
MeeMee has issued MeeMee Options pursuant to Incentive Stock Option Agreement (to be negotiated and finalized prior to Closing) to each of the individuals listed on Schedule I at the exercise price and in the amount set forth on Schedule I; and

(i)	the Parties have finalized the Incentive Stock Thresholds and agreed to conditions for the issuance of the Incentive Bonus Stock described in Section 2.1(d).
Section 7.3                          Conditions to Obligations of MeeMee to Consummate the Merger. The obligations of MeeMee to consummate the Merger shall be subject to the existence of, or satisfaction or waiver by MeeMee on or prior to the Closing Date of the following conditions:

(a)
The representations and warranties of ASM set out in this Agreement are true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

Agreement and Plan of Merger	Page 20
MeeMee Media, Inc. / All Screens Media, LLC

(b)
ASM has performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by ASM on or prior to the Closing Date;

(c)	The following documents are delivered to MeeMee:
(i)	The ASM Financial Statements;
(ii)
Certificate of good standing from the Nevada Secretary of State, dated at or about the Closing Date, to the effect that ASM is in good standing under the laws of said state, and certificate(s) of good standing from the secretary of state of the applicable state of formation for each of the ASM Subsidiaries;

(iii)	Certified copy of the Operating Agreement of ASM, as amended to date;
(iv)	Manager's certificate duly executed by ASM's manager attaching and attesting to the accuracy of ASM's Operating Agreement;
(d)
All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person, and any matter requiring consent or mutual agreement of MeeMee as provided in this Agreement, to consummate the transactions contemplated under this Agreement are obtained;

(e)	There is no Material Adverse Effect on the business, condition or prospects of ASM (including the ASM Subsidiaries) until the Closing Date;
(f)	MeeMee is satisfied, in its reasonable discretion, with the ASM Disclosure Schedule; and
(g)	ASM is satisfied, in its reasonable discretion, with the ASM Permitted Liabilities Schedule.

ARTICLE VIII
STATUES OF LIMITATIONS ON CLAIMS
Section 8.1                          Statutes of Limitations on Claims. The applicable statute of limitations for the filing of any claim arising out of or related to any inaccuracy in, or material breach or alleged breach of any warranty, representation, covenant or agreement in respect of which indemnity may be sought pursuant to Sections 9.4 and 9.5 below (each a "Default") shall, if the Indemnified Party sends the Indemnifying Party written notice of such Claim prior to the expiration of the applicable statute of limitations, describing the Default in sufficient detail for the Indemnifying Party to understand the nature thereof, be extended for a period not to exceed one (1) year from the date of such notice.

Agreement and Plan of Merger	Page 21
MeeMee Media, Inc. / All Screens Media, LLC

ARTICLE IX
TERMINATION; INDEMNITY
Section 9.1                          Termination. This Agreement may be terminated at any time prior to the Merger Date:

(a)	by mutual consent of MeeMee and ASM;
(b)
by ASM if MeeMee fails to make the requisite payments set forth in paragraph 3.1 of the Note, i.e., no less than $225,000 on or earlier than each of June 15, 2015, July 15, 2015 and August 15, 2015, and September 15, 2015, it being understood that any acceptance of any late payment by ASM shall constitute a waiver of its termination right as to that particular payment only;

(c)
by ASM if the Merger shall not have been consummated on or before the six (6) month anniversary of the Effective Date or if any of the conditions to the Closing set forth in Section 7.3 above shall have become incapable of fulfillment by the six (6) month anniversary of the Effective Date and shall not have been waived in writing by ASM; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to ASM if (i) ASM's or the ASM Members' action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or (ii) the ASM Financial Statements have not been delivered to MeeMee;

(d)
by MeeMee, if the Merger shall not have been consummated on or before the six (6) month anniversary of the Effective Date or if any of the conditions to the Closing set forth in Section 7.2 above shall have become incapable of fulfillment by the six (6) month anniversary of the Effective Date and shall not have been waived in writing by MeeMee; provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to MeeMee if its action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or

(e)
by MeeMee or ASM if any Governmental or judicial Authority shall have issued an injunction, order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any material portion of the Merger and such injunction, order, decree, ruling or other action shall have become final and nonappealable.

Section 9.2                          Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to Section 9.1 above, written notice thereof shall forthwith be given by the terminating Party to the other Parties, and, except as set forth below, this Agreement shall terminate and be void and have no further effect without any further action by the Parties.

Agreement and Plan of Merger	Page 22
MeeMee Media, Inc. / All Screens Media, LLC

Section 9.3                         Effect of Termination. Except as provided in Section 9.4 below, in the event of termination of this Agreement, no Party shall have any liability to any other Party, except for such Party's willful breach of or knowing misrepresentation made prior to termination. Nothing in this Section 9.3 shall be deemed to release any Party from any liability for breach by such Party of its obligations under this Agreement or from any obligations that exist under separate agreements between the Parties.

Section 9.4                         Indemnification Between the Parties

(a)
MeeMee (in this context, the "Indemnifying Party") shall indemnify and hold harmless ASM and the ASM Members (in this context an "Indemnified Party"), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by MeeMee at the time they were made and, except for those representations and warranties that specify a particular date or time (which need only be true and correct as of such date or time), on and as of the applicable Closing Date; (ii) any breach or nonfulfillment of any covenants or agreements made by MeeMee in this Agreement; or (iii) any misrepresentation made by MeeMee in this Agreement or any other document delivered pursuant to this Agreement or in connection with consummating the Merger.

(b)
ASM Members (in this context, the "Indemnifying Party") shall indemnify and hold harmless MeeMee and its officers and directors (in this context an "Indemnified Party"), from and against any and all Claims suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by ASM or an ASM Member at the time they were made and, except for representations and warranties that specify a particular date or time (which need only be true and correct as of such date or time), on and as of the applicable Closing Date, (ii) any breach or nonfulfillment of any covenants or agreements made by ASM or an ASM Member; and (iii) any misrepresentation made by ASM or an ASM Member in this Agreement or any other document delivered pursuant to this Agreement or in connection with consummating the Merger.

(c)
For Claims under this Article IX, neither MeeMee nor the ASM Members shall have any liability for Claims unless and until all Claims made by the other parties' Indemnified Persons aggregate at least Fifty Thousand Dollars ($50,000) (the "Basket"), after which the other parties' Indemnified Persons shall be entitled to indemnity for the Claims over the amount of the Basket.

Section 9.5                          Indemnification Procedures for Third Party Claims.

(a)
Upon obtaining knowledge of any Claim by a third party which has given rise to, or is expected to give rise to, a claim for indemnification hereunder (a "Third Party Claim"), the Indemnified Party shall give written notice of such Third Party Claim ("Notice of Claim") to the Indemnifying Party, specifying in reasonable detail such information as the Indemnified Party may have with respect to such indemnification claim (including copies of any summons,

Agreement and Plan of Merger	Page 23
MeeMee Media, Inc. / All Screens Media, LLC

complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by the Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of the Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have actually adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any Third Party Claim for which the Indemnified Party entitled to indemnification hereunder.

(b)
The Indemnifying Party shall have ten (10) Business Days after the date on which Notice of Claim is given to the Indemnified Party to notify Indemnified Party in writing of its election to defend such Claim on behalf of the Indemnified Party. If the Indemnifying Party elects to defend such Third Party Claim, the Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials that are reasonably required in the defense of such Third Party Claim and shall otherwise cooperate with and assist the Indemnifying Party in the defense of such Third Party Claim, and so long as the Indemnifying Party is defending such Third Party Claim in good faith, the Indemnified Party shall not pay, settle or compromise such Third Party Claim. If the Indemnifying Party elects to defend such Third Party Claim, the Indemnified Party shall have the right to participate in the defense thereof at the Indemnified Party's sole expense; provided, however, that in the event that the Indemnified Party reasonably determines that representation by the Indemnifying Party's counsel of both the Indemnifying and Indemnified Party could reasonably be expected to present counsel with a conflict of interest, then the Indemnified Party may employ separate counsel and the Indemnifying Party shall pay the fees and expenses of such counsel incurred in the defense of such Third Party Claim and any counterclaims asserted in response thereto. If the Indemnifying Party does not elect to defend the Third Party Claim, the Indemnified Party shall have the right, in addition to any other right or remedy it may have, at the Indemnifying Party's expense, to defend the Third Party Claim; provided, however, that (i) the Indemnified Party shall not have any obligation to participate in the defense of, or to defend, the Third Party Claim; (ii) the Indemnified Party's defense of or its participation in the defense of any the Third Party Claim shall not in any way diminish or lessen the obligations of the Indemnifying Party to indemnify the Indemnified Party as set forth in this Article IX; and (iii) the Indemnified Party may not settle any Third Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(c)
Notwithstanding anything contained in Section 9.5(b) above, the Indemnifying Party and all Indemnified Parties shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any Third Party Claim in respect of which indemnity is sought pursuant to this Article IX, including, but not limited to, by providing each other with reasonable access to employees and officers (including as witnesses) and other information, with the costs of out-of-pocket costs or expenses of such cooperation to be borne by the Indemnifying Party.

Section 9.6                         Indemnification Procedures for Direct Claims. In the event an Indemnified Party has an indemnification claim against the Indemnifying Party that does not

Agreement and Plan of Merger	Page 24
MeeMee Media, Inc. / All Screens Media, LLC

involve a claim by a third party ("Direct Claim(s)"), the Indemnified Party shall promptly deliver notice of such Direct Claim to the Indemnifying Party in writing and in reasonable detail. The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party, except to the extent that Indemnifying Party has been actually prejudiced by such failure. If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) Business Days following its receipt of such notice that the Indemnifying Party disputes the Direct Claim, such Direct Claim shall be conclusively deemed a liability of the Indemnifying Party under this Article IX and the Indemnifying Party shall pay the amount of such claim to the Indemnified Party on demand, or in the case of any notice in which the amount of the Direct Claim is estimated, on such later date when the amount of such Direct Claim is finally determined. If the Indemnifying Party disputes its liability with respect to such Direct Claim in a timely manner, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved pursuant to Section 10.09.

Section 9.7                          Limitations on Indemnification; Right of Offset. No claim for indemnification under this Article IX shall be asserted and no liability for such indemnification shall be enforced against the Indemnifying Party to the extent that the Indemnified Party has theretofore received indemnification or otherwise been compensated for such Claim. In the event that an Indemnified Party shall later recover or receive any amount in respect of the Claim (whether under insurance policies or otherwise) for which it has previously received payments from the Indemnifying Party pursuant to this Article IX, the Indemnified Party shall promptly repay to the Indemnifying Party such amount recovered. MeeMee shall have the right of offset against any shares of MeeMee Common Stock held by an ASM Member for any indemnity claim that MeeMee may have against the ASM Member, and MeeMee may place a stop transfer order on such shares of MeeMee Common Stock until such time as the indemnity claims are resolved and satisfied by such ASM Member.

Agreement and Plan of Merger	Page 25
MeeMee Media, Inc. / All Screens Media, LLC

ARTICLE X
MISCELLANEOUS
Section 10.1                     Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the Parties and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

Section 10.2                     Amendment and Modifications. Except as provided in Section 10.3 below, this Agreement may not be amended, modified or supplemented except by an instrument in writing signed by all of the Parties.

Section 10.3                     Extensions and Waivers. At any time prior to the Closing, the Parties entitled to the benefits of any term or provision of this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any Party, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a writing signed by the Party against whom enforcement of any such extension or waiver is sought. No failure or delay on the part of any Party hereto in the exercise of any right under this Agreement shall impair such right or be construed to be a waiver of or acquiescence in any breach of any representation, warranty, covenant or agreement.

Section 10.4                     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors and administrators, provided, however, that no Party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other Parties hereto.

Section 10.5                     Headings; Definitions. The Article and Section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Articles and Sections contained in this Agreement mean Articles and Sections of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

Section 10.6                     Severability. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, the remaining provisions of this Agreement shall remain in full force and effect. However, if such void, voidable, invalid or inoperative provision is a material term or condition of this Agreement, the Parties shall supply a substitute provision, negotiated in good faith, which comes closest to their original intent.

Section 10.7                     Specific Performance. The Parties hereto agree that in the event that any Party fails to consummate the Merger in accordance with the terms of this Agreement, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine. It is accordingly agreed that the Parties shall be entitled to seek specific performance in such event without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

Agreement and Plan of Merger	Page 26
MeeMee Media, Inc. / All Screens Media, LLC

Section 10.8                      Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by telecopy, telefax, email or other electronic transmission to the appropriate address or number as set forth below, and, as to an ASM Member, at the address provided by each ASM Member on the signature page (or any other address duly notified by a party hereto pursuant to the provisions of this Section 10.8).

If to MeeMee:	with a copy to:
MeeMee Media Inc. 33 Willow Avenue Toronto, ON M4E 3K1 Attn: Martin J. Doane, Executive Chairman martin.doane@ubequitycapital.com Phone (310) 460-9215	Steven J. Davis, Esq. Steven James Davis, A Professional Corporation 1042 N. El Camino Real, B-261 Encinitas, California 92024-1322 steve@sjdavislaw.com Phone (619) 788-2383 FAX (858) 367-8138
If to ASM:	with a copy to:
All Screens Media, LLC	Gordon E. R. Troy, Esq.
631 N. Stephanie St., Suite 284 Henderson, NV 89014 Attn: Peter Heumiller, Managing Member peter.heumiller@allscreensmedia.com Phone (732) 299-6261	5203 Shelburne Rd. Shelburne, VT 05482 Phone (802) 881-0640 FAX (646) 588-1962 gtroy@webtm.com

Section 10.9                      Governing Law/Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Any legal action brought by a party to enforce or interpret this Agreement shall be brought exclusively in a state or federal court located in Las Vegas, Nevada, and the parties hereby consent to the exclusive jurisdiction of such courts.

Agreement and Plan of Merger	Page 27
MeeMee Media, Inc. / All Screens Media, LLC

Section 10.10                  Counterparts. This Agreement may be signed in counterparts and transmitted by one Party to the other via email in PDF or FAX. Said counterparts, taken together, shall constitute one agreement. If this Agreement is signed in counterparts, neither Party shall be bound by this Agreement until both Parties have duly executed a counterpart hereof.

Section 10.11                 Certain Definitions. As used herein:

(a)	"Business Day" means any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the State of California;
(b)
"Confidential Information" means the existence and contents of this Agreement and the Schedules and Exhibits hereto, and all proprietary technical, economic, environmental, operational, financial and/or business information or material of one party which, prior to or following the Effective Date, has been disclosed by ASM, on the one hand, or MeeMee, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other;

(c)
"Contract" means any oral, written or implied contracts, agreements, licenses, sublicenses, instruments, indentures leases, powers of attorney, guaranties, surety arrangements or other commitments of any kind;

(d)	"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated there under;
(e)	"GAAP" means generally accepted accounting principles in the United States as in effect on the date or for the period with respect to which such principles are applied;
(f)
"Governmental Authority" means any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

(g)
"Knowledge" means (i) with respect to an individual, knowledge of a particular fact or other matter, if such individual is aware of such fact or other matter, without any duty of investigation, and (ii) with respect to a Person that is not an individual, knowledge of a particular fact or other matter of any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter, without any duty of investigation;

Agreement and Plan of Merger	Page 28
MeeMee Media, Inc. / All Screens Media, LLC

(h)
"Legal Requirements" means any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

(i)
"Lien" means any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or proxy, pre-emptive rights, first refusal rights, participation rights, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future;

(j)	"Material Adverse Effect" means any material adverse effect on the business, condition (financial or otherwise) or results of operation of the applicable entity and its subsidiaries taken as a whole;
(k)
 "Material Contract" means any Contract, other than equipment and furniture leases entered into in the Ordinary Course of Business, where the liabilities or commitments associated therewith exceed $10,000 individually or $50,000 in the aggregate;

(l)	"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).
(m)	"Percentage Interest" means with respect to the ASM Interests, the quotient (stated as a percentage) of the Interest of each ASM Member divided by total Interests of all ASM Members.
(n)	"Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;
(o)	"SEC" means the Securities and Exchange Commission;
(p)	"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated there under; and
(q)
"Taxes" means all taxes (whether U.S. federal, state, local or other non-U.S.) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, levies, imposts, deductions, charges, rates, duties, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, employment, excise, stamp duty or property taxes, together with any interest, penalties, charges or fees imposed with respect thereto.

Agreement and Plan of Merger	Page 29
MeeMee Media, Inc. / All Screens Media, LLC

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

MeeMee Media, Inc.		All Screens Media, LLC

By:	/s/ Martin Doane	By:	/s/ Peter Heumiller
Name:	Martin Doane	Name:	Peter Heumiller
Title:	Executive Chairman	Title:	Managing Member
Date:	May 19, 2015	Date:	May 19, 2015

Peter Heumiller		Howard Sichel
By:	/s/ Peter Heumiller	By:	/s/ Howard Sichel
Name:	Peter Heumiller	Name:	Howard Sichel
Title:	Holder of ASM Membership Interest	Title:	Holder of ASM Membership Interest
Date:	May 19, 2015	Date:	May 19, 2015

Denis Barry		Andrew Karp
By:	/s/ Denis Barry	By:	/s/ Andrew Karp
Name:	Denis Barry	Name:	Andrew Karp
Title:	Holder of ASM Membership Interest	Title:	Holder of ASM Membership Interest
Date:	May 20, 2015	Date:	May 21, 2015

Agreement and Plan of Merger	Page 30
MeeMee Media, Inc. / All Screens Media, LLC

Schedule I
ASM Percentage Interests

Name of ASM Interest Holder	Address of ASM Interest Holder	Percentage Interest in ASM
Howard Sichel	74 Bayview Avenue, Port Washington, NY 11059	37%
Peter Heumiller	331 John Henry Drive, Henderson, NV 89014	37%
Denis Barry	62 Middle Patent Road, Armonk, NY 10504	23%
Andrew Karp	12 Troy Lane, Bedford NY 10506	3%

Schedule I to Agreement and Plan of Merger
MeeMee Media, Inc. / All Screens Media, LLC

Schedule II

MeeMee Options

MeeMee Options
MeeMee Option Grantee	State of Residence of MeeMee Option Grantee	Number of Options or Warrants	Exercise Price
Howard Sichel	New York	1,110,000	The price as of the Effective Date
Peter Heumiller	Nevada	1,110,000	The price as of the Effective Date
Denis Barry	New York	690,000	The price as of the Effective Date
Andrew Karp	New York	90,000	The price as of the Effective Date

MeeMee Options shall vest on a quarterly basis over a period of two (2) years commencing on the Merger Date.

Schedule II to Agreement and Plan of Merger
MeeMee Media, Inc. / All Screens Media, LLC

Schedule III

Investor Questionnaire

Schedule III to Agreement and Plan of Merger
MeeMee Media, Inc. / All Screens Media, LLC
Page S-III-1

EXHIBIT A

EMPLOYMENT AGREEMENTS

EMPLOYMENT AGREEMENTS

This Employment Agreement (hereinafter "Agreement") is made as of the 19th day of May, 2015, by and between MeeMee Media, Inc., a Nevada corporation with an address at 33 Willow Avenue, Toronto, ON M4E 3K1 ("MEEMEE") and DENIS BARRY, an individual with an address at 62 Middle Patent Road, Armonk, NY 10504 ("BARRY" or "EMPLOYEE"). MEEMEE and EMPLOYEE are sometimes hereinafter referred to individually as a "Party" and jointly as "the Parties."

1.	Preamble.
a.
On even date hereof, MEEMEE has entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which "MergerSub" (as defined in the Merger Agreement) shall merge with and into All Screens Media, LLC (ASM), ASM shall be the surviving company and become a direct wholly-owned subsidiary of MEEMEE, and BARRY shall become Executive Vice President of MEEMEE.

b.
It is the intention of the Parties that this Agreement shall take effect immediately upon the consummation of the Merger on the "Merger Date" (as defined in the Merger Agreement) as provided in Section 1.6(b) of the Merger Agreement.

c.	The execution of this Agreement by the Parties is a condition precedent to consummation of the Merger as stated in Section 7.2(g) of the Merger Agreement.
2.	Employment Terms and Duties.
a.	Acceptance of Employment. MEEMEE hereby employs EMPLOYEE and EMPLOYEE hereby accepts employment by MEEMEE upon the terms and conditions set forth in this Agreement.
b.
Term. The term of this Agreement ("Term") shall commence upon the Merger Date and expire three (3) years from the anniversary of the Merger Date, provided, however, that the Term shall renew automatically for two-year periods unless one Party notifies the other in writing at least ninety (90) days prior to the expiration of the Term that it does not desire to renew the Agreement.

c.	Position and Duties.
i.
At all times during the Term, EMPLOYEE shall serve as MEEMEE's Executive Vice President with all the customary powers and responsibilities of such position, including but not necessarily limited to those duties and responsibilities set forth in Appendix A hereto, and such other duties as may be assigned to EMPLOYEE from time to time by the Chief Execuitve Officer of MEEMEE (the "CEO").

ii.	BARRY shall report to the CEO of MEEMEE.
iii.	EMPLOYEE shall:
A.	primarily perform his duties at such locations as EMPLOYEE determines in consultation with the CEO.

B.
use his best efforts to promote the interests of MEEMEE and its affiliates and subsidiaries throughout the world ("collectively, MEEMEE Affiliates") and devote his business time and attention to his employment under this Agreement. For avoidance of doubt, "MEEMEE Affiliates" is deemed to include any entity in which MEEMEE has share(s), membership interest(s), or other financial or equitable interest(s), either directly or through another MEEMEE Affiliate.

iv.
EMPLOYEE shall not, without prior written authorization from the CEO and / or Board or Directors (the" Board"), engage in any other business activities that would interfere with the performance of his position and duties as stated in paragraph 2.c.i above, provided, however, that EMPLOYEE may, without approval from the CEO and / or Board, (I) serve as a member of boards of other corporations or organizations that do not compete with MEEMEE, (II) engage or participate in charitable, religious or civic activities, (III) manage any personal investments, and (IV) serve as an executor, trustee or in other similar fidiciary capacity, so long as, in each case, such activities do not interfere with the performance of his position and duties as stated in paragraph 2.c.i above.

3.
Compensation. Meemee shall pay employee and employee hereby agrees to accept, as compensation for all services rendered under this agreement and for employee's covenants of confidentiality, non-competition, non-solicitation and non-disparagement as stated in paragraphs 5, 7 and 8 below, respectively, the compensation and benefits described in appendix B hereto ("base salary and benefits").

4.	Termination.
a.	Events of Termination. Notwithstanding anything contained in paragraph 2 above, the Term shall terminate:
i.	upon Employee's death;
ii.	for Cause (as defined in paragraph 4.c below) immediately upon notice from MEEMEE to EMPLOYEE or at such later date as such notice may specify;
iii.	without Cause upon notice (as set forth in paragraph 4.d below); or
iv.	upon EMPLOYEE's resignation or other cressation by EMPLOYEE of his employment (other than as provided in clauses 4a.i. through 4a.iii above).
b.
Termination at Death. In the event that Employee dies during the Term, Employee's employment shall be terminated and MEEMEE shall pay to EMPLOYEE's executors, legal representatives or administrators an amount equal to the accrued and unpaid (as of the effective date of such termination) Base Salary and Benefits, including without limitation any Stock Option benefits. Except as aforesaid, MEEMEE shall have no other liability or obligation to EMPLOYEE's executors, legal representatives or administrators, heirs or assigns (or any person claiming under or through same), except that EMPLOYER's executors, legal representatives or administrators shall be entitled to receive any payment prescribed under any death or disability benefit plans in which EMPLOYEE was a participant as a MEEMEE employee.

c.	Termination for Cause. MEEMEE may terminate EMPLOYEE's employment at any time for Cause upon written notice to EMPLOYEE. As used in this Agreement, "Cause" means:
i.	a material breach of this Agreement or any material written Company policy which cannot reasonably be cured within thirty (30) days of EMPLOYEE being notified of such breach;
ii.	any act of fraud, misappropriation or embezzlement involving MEEMEE or its assets;
iii.	Employee's insubordination or failure to follow the directions of the CEO, which has continued after at least two (2) prior written warnings by the CEO;
iv.	a conviction or plea of guilty to any felony, or any misdemeanor involving dishonesty, financial wrongdoing or moral turpitude.
In the event of termination for Cause, EMPLOYEE shall be entitled to receive all accrued but unpaid (as of the effective date of termination) Base Salary and Benefits. All Base Salary and Benefits shall cease at the time of such termination. EMPLOYEE shall not be entitled to receive any unpaid Bonus (whether or not then earned). Except as aforesaid, MEEMEE shall have no further liability or obligation to EMPLOYEE by reason of termination for Cause.
d.
Termination without Cause. MEEMEE may terminate EMPLOYEE's employment at any time, for any reason whatsoever or no reason at all, effective upon the date designated by MEEMEE upon thirty (30) days' prior written notice to EMPLOYEE. In the event of Termination without Cause, EMPLOYEE shall be paid all accrued but unpaid (as of the effective date of such termination) Base Salary and Benefits. In addition, provided that EMPLOYEE signs and does not revoke a separation agreement and release in substantially the form attached hereto as Appendix C, EMPLOYEE shall be entitled to receive (i) his full Base Salary and Benefits (including but not limited to any Stock Options earned and Bonuses) for six (6) months from the termination date or the remainder of the then-current calendar year, whichever is longer; (ii) health insurance coverage for a period of one (1) year from the effective date of such termination; and (iii) at such time as the release becomes non-revocable, and in accordance with MEEMEE's then-current payroll schedule, his Base Salary through to the end of the Term, provided, however, that any Base Salary accrued but not paid prior to the date on which the release became non-revocable shall be payable immediately on such date. Except as aforesaid, MEEMEE shall have no further liability or obligation to EMPLOYEE by reason of termination without Cause. Notwithstanding any of the foregoing, if EMPLOYEE is terminated by MeeMee without cause within eighteen (18) months of the Merger Date, EMPLOYEE shall be entitled to receive all of the benefits specified in subparagraphs (i) through (iii) above and the Separation Agreement, but EMPLOYEE shall not be bound by paragraph 7.a.i below (non-competition).

e.
Voluntary Termination by Employee. EMPLOYEE may terminate his employment at any time for any reason, effective upon the date designated by EMPLOYEE but upon no fewer than ninety days (90) prior written notice to MEEMEE. In the event of such termination, EMPLOYEE shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary and Benefits. All Base Salary and Benefits shall cease at the time of such termination, subject to the terms of any benefit plan then in force and applicable to EMPLOYEE. EMPLOYEE shall not be entitled to receive any Bonus applicabe to the then-current calendar year. Except as aforesaid, MEEMEE shall have no liability or obligation to EMPLOYEE by reason of EMPLOYEE's voluntary termination. Notwithstanding the foregoing, voluntary termination by EMPLOYEE shall be deemed Termination without Cause under paragraph 4.d above if such voluntary termination is occasioned by (a) a change in EMPLOYEE's position with MEE MEE that materially reduces EMPLOYEE's level of responsibility, or (b) a reduction in EMPLOYEE's level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance based bonus or incentive programs) by more than fifteen percent (15%).
5.	Confidential Information.
a.
Definition. As used in this Agreement, "Confidential Information" means all trade secrets, confidential and proprietary information, and knowledge or data, including but not limited to business plans, client lists and client information, related to MEEMEE and MEEMEE Affiliates, and the business of any of the foregoing, which EMPLOYEE learned, developed obtained during the course of his employment, and which is not or does not hereafter become public knowledge (other than by acts or omissions by EMPLOYEE).

b.
Degree of Care. EMPLOYEE shall at all times protect Confidential Information from being disclosed using the appropriate degree of care for the particular Confidential Information in question, but not less than a reasonable degree of care.

c.
Non-Disclosure. EMPLOYEE shall not, without the prior written consent of MEEMEE or as may be required by Jaw or legal process, communicate or divulge any Confidential Information to anyone other than MEEMEE and those within MEEMEE who have a need to know (including but not limited to the Board).

d.
Effect of Termination. Termination of the the Term, however caused, shall have no effect on EMPLOYEE's obligations under this paragraph 5. Upon termination of the Term or, if earlier, upon request by the Board, EMPLOYEE shall hand over or return all Confidentail Information to MEEMEE regardless of the form or format in which such Confidential Information exists, and shall delete from all personal devices all copies of Confidential Information thereon.

6.	Work product.
a.
MEEMEE is and shall be the owner of all rights in and to EMPLOYEE's work, work product, deliverables, material and information created, whether alone or with others, in the course of EMPLOYEE's employment, including but not limited to the proceeds and all Intellectual Property Rights (as hereinafter defined) contained therein or derived therefrom ("Work Product") free and clear of any claim of any kind or nature by EMPLOYEE and anyone claiming through EMPLOYEE. As used in this Agreement, "Intellectual Property Rights" means any and all copyrights, rights in trademarks, service marks, trade names, patents, mask works and industrial design, and all other intangible property rights of an intellectual nature.

b.	All copyrightable content of Work Product shall be deemed "work made for hire" under the United States Copyright Act, as amended.

c.
If, for any reason, Work Product is, under the law of any jurisdiction not to belong solely to MEEMEE or constitute "work made for hire" (as applicable), EMPLOYEE hereby irrevocably and exclusively assigns to MEEMEE all Intellectual Property Rights, title and interest in and to such Work Product together with the right to collect any and all proceeds that would otherwise be payable to EMPLOYEE in respect thereof. EMPLOYEE shall fully cooperate with MEEMEE to the extent reasonably required by and at no cost to MEEMEE, to effect such assignment.

7.	Non-Competition and Non-Solicitation.
a.
In consideration of the benefits and other promises set forth in this Agreement, EMPLOYEE shall not, for a period of eighteen (18) months from termination of the Term, however caused (the "Restriction Period"):

i.
directly or indirectly engage in (as a principal, partner, director, officer, agent, employee, consultant, owner, independent contractor or otherwise, with or without compensation), or hold a financial interest in any person or entity that carries on or plans to carry on business activities directly in Competition (as hereinafter defined) with MEEMEE and MEEMEE Affiliates, provided, however, that it shall not be a violationof this paragraph 7.a.i for EMPLOYEE to become a registered or beneficial owner of up to one percent (1%) of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended, provided that EMPLOYEE does not actively participate in the business of such corporation until such time as the Restriction Period expires. As used in this Agreement, "Competition" means engagement in developing (for any person other than MEEMEE or MEEMEE Affiliates pursuant to a written agreement signed by MEEMEE or a MEEMEE Affiliate prior to EMPLOYEE's engagement in such development) or marketing, promotion, offering, sale or other exploitation of online digital content for consumers or professionals related to instruction in or practice of exercise modalities and fitness methods, physical therapy, and/or health, fitness and lifestyle regimes.

ii.
contact, solicit, call on or otherwise deal in any way with any licensor, partner, co-venturer, supplier, vendor, contractor or Customer (as hereinafter defined) of MEEMEE or MEEMEE Affiliates for a purpose that is in Competition with the business of MEEMEE or MEEMEE Affiliates. As used in this Agreement, "Customer" means any entity or person that EMPLOYEE knows or reasonably should know is or has been a customer of MEEMEE or MEEMEE Affiliates at any time within the preceding twelve (12) months;

iii.
influence or attempt to influence any licensor, partner, co-venturer, supplier, vendor, contractor or Customer of MEEMEE or MEEMEE Affiliates to terminate or modify any written or oral agreement or course of dealing with MEEMEE or MEEMEE Affiliates; and

iv.
influence or attempt to influence, or arrange to have another person or entity influence or attempt to influence, any person either to terminate or modify any employment, consulting, director, agency or other arrangement with MEEMEE or MEEMEE

Affiliates in order that EMPLOYEE may employ or retain such person on behalf of himself or any third party.
b.
EMPLOYEE warrants and represents in light of the benefits and promises set forth in this Agreement, and the nature of the business of MEEMEE and MEEMEE Affiliates, that the restrictions set forth in paragraph 7.a above (the "Restrictions") are fair and reasonable as to duration and scope and are reasonably intended to protect the business interests of MEEMEE and MEEMEE Affiliates. Accordingly, EMPLOYEE and MEEMEE convenant and agree that the Restrictions are intended by them to be enforced to the fullest extent permitted under applicable law. If, in any proceeding, a court or mediator refuses to enforce the Restrictions according to their terms, then such court or mediator shall be authorized to modify or limit the scope of the Restrictions in a manner consistent with law and equity.

8.
Non-Disparagement. During the term and thereafter, neither employee nor MeeMee shall make or publish any statement which is, or which may reasonably be considered to be, disparaging to employee, MeeMee, MeeMee affiliates or the directors, officers, employees, oparations, products or services of MeeMee or MeeMee affiliates.

9.
Remedies For Certain Breaches. If employee breaches or threatens to commit a breach of any of its obligations under paragraphs 5 through 8 above, of if MeeMee breaches or threatens to commit a breach of its obligations under paragraph 8 above, then MeeMee or employee, as applicable, shall have the following rights and remedies, each of which shall be in addition to, and not in lieu of, any other rights and remedies available to them at law or in equity:

a.
For breaches or threatened breaches of any obligations contained paragraphs 5 through 8 above, specific performance without the need to post a bond or other surety or to prove that money damages would not provide an adequate remedy, it being acknowledged and agreed by the Parties that any such breach or threatened breach will cause irreparable harm to the affected Party; and

b.
For breaches or threatened breaches of any obligations contained paragraphs 5 through 7 above, the right (A) to seek an accounting from EMPLOYEE of all compensation, profits, monies or other benefits derived or received by EMPLOYEE or any third party as the result of EMPLOYEE's breach or threatened breach; and (B) indemnification of MEEMEE and MEEMEE Affiliates against any and all losses, damages (including special and consequential damages), costs and expenses, including reasonable attorneys' fees, court costs and legal expenses, that may be incurred by them and which result from or arise out of any such breach of threatened breach.

10.
Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by telecopy, telefax, email or other electronic transmission to the appropriate address or number as set forth below at the addresses provided below (or any other address duly notified by a party hereto pursuant to the provisions of this paragraph 10).

If to MEEMEE:	with a copy to:
MeeMee Media Inc. 33 Willow Avenue Toronto, ON M4E 3K1 Attn: Martin J. Doane, Executive Chairman martin.doane@ubequitycapital.com Phone: (416) 903 6691	Steven J. Davis, Esq. Steven James Davis, A Professional Corporation 1042 N. El Camino Real, B-261 Encinitas, California 92024-1322 steve@sjdavislaw.com Phone: (619) 788-2383 Fax: (858) 367-8138

If to EMPLOYEE:	with a copy to:
Denis Barry 62 Middle Patent Road Armonk, NY 10504 denis.barry@allscreensmedia.com Phone: (917) 846-6215	Gordon E. R. Troy, Esq. 5203 Shelburne Rd. Shelburne, VT 05482 Email: gtroy@webtm.com Phone: (802) 881-0640 Fax: (646) 588-1962
11.	Miscellaneous.
a.
Amendments in Writing. No amendment to or modification of this Agreement or any of its terms and conditions shall be valid or binding on the Parties unless made in writing and signed by a duly authorized representative of both Parties.

b.
Assignment. Neither Party may transfer or assign this Agreement or any of its rights hereunder, whether temporarily or permanently, voluntarily or involuntarily, and whether by merger (where the transferring or assigning Party is the disappearing corporation or entity), consolidation, dissolution, operation of law or any other manner, except to an entity acquiring all or substantially all of the Assignor's assets. The non-assigning Party shall have the right to void any purported assignment in violation of this paragraph 11.b. The foregoing right of the non-assigning Party shall be without prejudice to any other claim the non-assigning Party may have for damages or equitable relief. OR

c.
Assignment. EMPLOYEE acknowledges and agrees that the services to be rendered by him and unique and personal. Accordingly, he may not assign or delegate any of his rights or obligations under this Agreement. Nothing in this Agreement shall preclude MEEMEE from consolidating or merging with or into, or transferring all or substantially all of its assets to another entity, provided that entity assumes this Agreement and all obligations and undertakings of MEEMEE hereunder.

d.
Binding Effect. This Agreement shall be binding upon and inure to the benefit of MEEMEE and its successors, assigns and representatives, and shall be binding upon EMPLOYEE and his heirs, executors and legal representatives.

e.	Cumulative Remedies. All rights and remedies of the Parties, whether at law or in equity, shall be cumulative and none of them shall be in limitation of any other right or remedy.

f.	Effective Date. If no date is entered on the first line of this Agreement, then the Effective Date shall be the date of signing of the last Party to sign this Agreement.
g.
Enforceability/Severability. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, the remaining provisions of this Agreement shall remain in full force and effect. However, if such void, voidable, invalid or inoperative provision is a material term or condition of this Agreement, the Parties shall supply a substitute provision, negotiated in good faith, which comes closest to their original intent.

h.
Entire Agreement. This Agreement contains the entire understanding between the Parties relating to the subject matter hereof and supersedes all prior or contemporaneous oral or written communications, proposals, representations and inducements with respect to said subject matter.

i.
Governing Law. This Agreement and any dispute or controversy arising out of or related to this Agreement and/or the relationship between the Parties established herein ("Claims") shall be governed by and construed, interpreted and resolved in accordance with the laws of the State of Nevada without regard to its choice of law provisions; provided, however, that any procedural or substantive Claim conflicting with or falling under the exclusive jurisdiction of United States federal law shall be governed by, and construed, interpreted and resolved in accordance with United States federal law without regard to its choice of law provisions. All Claims shall be submitted exclusively to the federal and state courts of competent jurisdiction located in Las Vegas, Nevada, and the Parties hereby unconditionally and irrevocably consent and submit to such exclusive jurisdiction and venue, and waive any objection they may now or hereafter have with respect thereto.

j.	Headings. The paragraph headings in this Agreement are solely for the convenience of the Parties and have no legal or contractual significance.
k.
Presumptions. This Agreement shall be construed without regard to any presumption or other rule permitting construction against the Party causing this Agreement to be drafted and shall not be construed more strictly in favor of or against either Party.

l.
Prior Agreements. EMPLOYEE represents to MEEMEE that: (a) his execution of this Agreement and provision of services hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which he is a party or by which he is bound; (b) he is free and able to execute this Agreement and to provide services to MEEMEE, and (c) there are no confidentiality commitments or other employment restrictions that EMPLOYEE has with any other employer, person or entity that he has not disclosed to MEEMEE.

m.	Rights of Third Parties. This Agreement shall not be deemed to give any right or remedy to any third party whatsoever.
n.
Signature and Counterparts. This Agreement may be signed in counterparts and transmitted by one Party to the other via email or FAX. Said counterparts, taken together, shall constitute one agreement. If this Agreement is signed in counterparts, neither Party shall be bound by this Agreement until both Parties have duly executed a counterpart hereof.

o.
Survival. Any provision of this Agreement which contemplates performance, exercise of any right or fulfillment of any obligation subsequent to expiration or termination of the Term, including but not limited to those contained in paragraphs 4 through 9 above, together with any and all provisions related to contract interpretation and the Parties' remedies, shall survive such expiration or termination.

p.
Waiver. No waiver shall be effective unless in writing and signed by an authorized representative of the Party against whom enforcement of the waiver is sought. Neither the failure of either Party to exercise any right, nor the waiver of any default or breach by the other Party, shall constitute a waiver of such right or a waiver of such default or breach with respect to any subsequent default or breach.

WHEREFORE, the parties hereto execute this Agreement as of the Effective Date.

MeeMee Media, Inc.		Denis Barry
By:	/s/ Martin Doane	By:	/s/ Denis Barry
Name:	Martin Doane	Name:	Denis Barry
Title:	Executive Chairman	Date:	May 19, 2015
Date:	May 19, 2015

Appendix A
JOB DESCRIPTION
The Vice President is responsible for:

Working with the CEO in the development, deployment and expanison of the Company's various international wellness and fitness business plans, JVs and projects.

The key areas of focus include (but are not limited to):

•	Existing and emerging Exercise and Wellness modalities, brands and personalities
•	Fitness product sourcing and education
•	Professional trainer certification and continuing education
•	Physical Therapist education and products
Involvement in projects may include (but are not limited to):

•	Identifying and presenting new global fitness and wellness business opportunities to the CEO.
•	Participating in the negotiation of fitness and wellness partnerships and project deals.
•	Assisting in the preparation and deployment of comprehensive new business plans for greenlit new projects and partnerships.
•	Recruiting new Company talent as needed for Fitness / Wellness projects
•	Assisting in / overseeing the development of certification and education courses and materials.
•	Promoting the Company's Fitness and Wellness business initiatives through favorable publicity and industry conference engagements
•	Additional responsibilities as determined by the CEO and Board.

Appendix B

BASE SALARY AND BENEFITS
Base Salary. The base salary of EMPLOYEE shall be Ninety-Five Thousand Dollars ($95,000.000) gross per year ("Base Salary"), payable bi-monthly, less all applicable withholding taxes. During the first two years of the Term, the Base Salary shall be reviewed bi-annually. At any time during the Term, the Base Salary may be increased based on performance and cost of living, but any such increases shall be at the sole discretion of the Board.

Bonuses based on Pre-Merger Projects in Progress. EMPLOYEE warrants and represents that the All Screens Media, LLC is in the process of negotiating deals and /or agreements with respect to the following Projects in Progress ("PIPs"), whereby third parties will invest cash ("Third Party Investment"):

1.	Buccell, LLC investments into bodyART Media and Global Screens Media (Staby and IO Ball products and media). Negotiated. $320K. Anticipated closing 5/1/2015
2.	Speedball Media. Additional investment into expanding JV business. In discussions. $225K. Projected date: late May 2015.
3.	Renaissance Fitness. Developing a new fitness media workout brand around owner Danielle. Approx. $200 to $250K. Projected date: June 2015.
4.	DeepWork Fitness modality media partnership. Approximately $150K. Projected date: May / June 2015.
5.
Perform Better Europe / Christian Jund Publishing. Potential partnership around Miracle Ball Method project and bodyART Xtreme projects using Perform Better projects. Early discussions. Approximately $100K to $150K June / July 2105.

6.
TV Atividades JV. Being discussed between Comcast, TV Globo and ASM. Early Stage. Comcast would contribute existing kid's activity library HEUMILLER created there, and TV Globo would fund repurposing library, new productions and distribution.

7.	Fitness First / NewMoove.com . Early stage partnership discussion about co-producing and co-managing professional and consumer subscription sites in German language markets.
8.	NuFit Corp. Early stage discussion about producing online education for the Company's revolutionary NUBELLS products. Also discussing ASM becoming exclusive Brazilian distributor.
9.
 Bodies in Balance. Acquisition of digital European Fitness programming channel. Current revenues of $750K. NOTE: This would be an MEEMEE/ASM acquisition requiring a stock grant and working capital funding. ASM would therefore not receive a bonus for this project. However, this acquisition will assist ASM in operating and growing other PIP projects.

For each PIP entered into prior to the Merger Date (as defined in the Merger Agreement) or substantially negotiated as of the Merger Date and entered into within sixty (60) days thereafter, MEEMEE shall pay bonuses to the ASM Members equal to 10% of the gross Third Party Investment provided in the PIP agreement, which bonuses shall be divided between them (including Andrew Karp) in accordance with their respective equity shares as set forth on Schedule 1 of the Merger Agreement. Accordingly, EMPLOYEE shall receive 37% of such bonus. Such bonuses shall be payable as the Third Party Investments accrue. By way of illustration only, if Third Party Investments equal $1M, the ASM Members will receive $100,000.00 to be divided between them as aforesaid.

PIP Stock Options. MEEMEE shall grant the ASM Members collectively two (2) options per dollar of gross Third Party Investments accrued, to a maximum of 2 million options. By way of illustration only, if Third Party Investments equal $1M, the ASM Members will collectively receive 2 million options. The options will vest over a 12-month period in accordance with and subject to the terms of the Option Agreement. The PIP Stock Options are in addition to the options granted under Article II, Section 2.1(c) of the Merger Agreement.

Fringe Benefits.
•
As of the first day of EMPLOYEE's employment, MEEMEE shall pay One Hundred Percent (100%) of the reasonable cost of private health insurance for Employee and his spouse, provided, however, that any premiums above $1,000.00 / month shall be subject to the sole discretion of the Board; provided, however, that if MEEMEE establishes a company health insurance plan, then EMPLOYEE shall participate in such plan in lieu of MEEMEE paying his private health insurance premiums.

•
As of the first day of EMPLOYEE's employment, MEEMEE shall pay Seventy-Five Percent (75%) of the reasonable cost of private dental coverage and vision coverage for Employee to a maximum of $250 / month, provided, however, that if MEEMEE establishes a company dental and/or visual coverage plan, then EMPLOYEE shall participate in such plan in lieu of MEEMEE paying his private premiums.

•	MEEMEE shall pay 100% of the premiums for life insurance in the amount of $150,000 or one times (1x) EMPLOYEE's then-existing Base Salary, whichever is greater.
•
If MEEMEE establishes a disability insurance plan, MEEMEE will pay 100% of EMPLOYEE's premiums for short-term and/or long-term disability coverage, but EMPLOYEE will be responsible for paying the applicable taxes on the premium payments.

•
If MEEMEE establishes a 401(K) Program, EMPLOYEE will be eligible to participate subject to the terms of that program. MEEMEE will match EMPLOYEE's contributions dollar-for-dollar up to four percent (4%) of Employee's then-existing Base Salary, not inclusive of any bonuses.

•	MEEMEE shall provide EMPLOYEE with an automobile allowance of Three Hundred Dollars ($300.00) per month.

•	MEEMEE shall provide EMPLOYEE with a cable, internet, phone, cell phone allowance of Three Hundred Dollars ($300.00) per month.

•
EMPLOYEE is eligible to take the following paid time off per calendar year: twenty (20) vacation days ("PTO"), ten (10) holidays generally observed by MEEMEE in the United States in accordance with the holiday policy established by MEEMEE from time to time, seven (7) sick days and three (3) bereavement days. Unused time off for holidays, sick days and bereavement days may not be carried over into the following year. Unused vacation days may be carried over to the following year, provided, however, that EMPLOYEE may not accrue more than twenty (20) days of unused vacation days without written authorization of MEEMEE. If EMPLOYEE accrues twenty (20) unused vacation days, then he may not earn any additional vacation days until his "bank" of PTO falls below twenty. PTO, sick and bereavement will be pro-rated during EMPLOYEE's first year of employment. Vacation days are earned and accrued on a quarterly basis, with five vacation days accruing for each quarter, but the foregoing shall not prevent EMPLOYEE from using vacation days that will accrue during the same calendar year assuming EMPLOYEE's continued employment. All vacation days shall be taken on no less than thirty (30) days written notice to the Board and subject to the Board's approval, not to be unreasonably withheld.

•
EMPLOYEE shall be reimbursed for all normal items of travel, entertainment and miscellaneous expenses reasonably incurred by him on behalf of MEEMEE, provided that such expenses are documented and submitted to MEEMEE in accordance with the reimbursement policies established by MEEMEE from time to time.

Employment Agreement

This Employment Agreement (hereinafter "Agreement") is made as of the 19th day of May, 2015, by and between MeeMee Media, Inc., a Nevada corporation with an address at 33 Willow Avenue, Toronto, ON M4E 3K1 ("MEEMEE") and PETER HEUMILLER, an individual with an address at 331 John Henry Drive, Henderson, NV 89014 ("HEUMILLER" or "EMPLOYEE"). MEEMEE and EMPLOYEE are sometimes hereinafter referred to individually as a "Party" and jointly as "the Parties."

1.	Preamble.
a.
On even date hereof, MEEMEE has entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which "MergerSub" (as defined in the Merger Agreement) shall merge with and into All Screens Media, LLC (ASM), ASM shall be the surviving company and become a direct wholly-owned subsidiary of MEEMEE, and HEUMILLER shall become Chief Executive Officer and a member of the Board of MEEMEE.

b.
It is the intention of the Parties that this Agreement shall take effect immediately upon the consummation of the Merger on the "Merger Date" (as defined in the Merger Agreement) as provided in Section 1.6(b) of the Merger Agreement.

c.	The execution of this Agreement by the Parties is a condition precedent to consummation of the Merger as stated in Section 7.2(g) of the Merger Agreement.
2.	Employment Terms and Duties.
a.	Acceptance of Employment. MEEMEE hereby employs EMPLOYEE and EMPLOYEE hereby accepts employment by MEEMEE upon the terms and conditions set forth in this Agreement.
b.
Term. The term of this Agreement ("Term") shall commence upon the Merger Date and expire three (3) years from the anniversary of the Merger Date, provided, however, that the Term shall renew automatically for two-year periods unless one Party notifies the other in writing at least ninety (90) days prior to the expiration of the Term that it does not desire to renew the Agreement.

c.	Position and Duties.
i.
At all times during the Term, EMPLOYEE shall serve as MEEMEE's Chief Executive Officer with all the customary powers and responsibilities of such position, including but not necessarily limited to those duties and responsibilities set forth in Appendix A hereto, and such other duties as may be assigned to EMPLOYEE from time to time by the Board of Directors.

ii.	HEUMILLER shall report to the Board of Directors of MEEMEE (the "Board"), of which HEUMILLER shall also be a member.
iii.	EMPLOYEE shall:
A.	primarily perform his duties at such locations as EMPLOYEE determines in consultation with the Board.

B.
use his best efforts to promote the interests of MEEMEE and its affiliates and subsidiaries throughout the world ("collectively, MEEMEE Affiliates") and devote his business time and attention to his employment under this Agreement. For avoidance of doubt, "MEEMEE Affiliates" is deemed to include any entity in which MEEMEE has share(s), membership interest(s), or other financial or equitable interest(s), either directly or through another MEEMEE Affiliate.

iv.
EMPLOYEE shall not, without prior written authorization from the Board, engage in any other business activities that would interfere with the performance of his position and duties as stated in paragraph 2.c.i above, provided, however, that EMPLOYEE may, without approval from the Board, (I) serve as a member of boards of other corporations or organizations that do not compete with MEEMEE, (II) engage or participate in charitable, religious or civic activities, (III) manage any personal investments, and (IV) serve as an executor, trustee or in other similar fidiciary capacity, so long as, in each case, such activities do not interfere with the performance of his position and duties as stated in paragraph 2.c.i above.

3.
Compensation. MeeMee shall pay employee and employee hereby agrees to accept, as compensation for all services rendered under this agreement and for employee's covenants of confidentiality, non-competition, non-solicitation and non-disparagement as stated in paragraphs 5, 7 and 8 below, respectively, the compensation and benefits described in appendix b hereto ("base salary and benefits").

4.	Termination.
a.	Events of Termination. Notwithstanding anything contained in paragraph 2 above, the Term shall terminate:
i.	upon Employee's death;
ii.	for Cause (as defined in paragraph 4.c below) immediately upon notice from MEEMEE to EMPLOYEE or at such later date as such notice may specify;
iii.	without Cause upon notice (as set forth in paragraph 4.d below); or
iv.	upon EMPLOYEE's resignation or other cessation by EMPLOYEE of his employment (other than as provided in clauses 4a.i. through 4a.iii above).
b.
Termination at Death. In the event that Employee dies during the Term, Employee's employment shall be terminated and MEEMEE shall pay to EMPLOYEE's executors, legal representatives or administrators an amount equal to the accrued and unpaid (as of the effective date of such termination) Base Salary and Benefits, including without limitation any Stock Option benefits. Except as aforesaid, MEEMEE shall have no other liability or obligation to EMPLOYEE's executors, legal representatives or administrators, heirs or assigns (or any person claiming under or through same), except that EMPLOYER's executors, legal representatives or administrators shall be entitled to receive any payment prescribed under any death or disability benefit plans in which EMPLOYEE was a participant as a MEEMEE employee.

c.	Termination for Cause. MEEMEE may terminate EMPLOYEE's employment at any time for Cause upon written notice to EMPLOYEE. As used in this Agreement, "Cause" means:

i.	a material breach of this Agreement or any material written Company policy which cannot reasonably be cured within thirty (30) days of EMPLOYEE being notified of such breach;
ii.	any act of fraud, misappropriation or embezzlement involving MEEMEE or its assets;
iii.	Employee's insubordination or failure to follow the directions of the Board of Directors, which has continued after at least two (2) prior written warnings by the Board to EMPLOYEE;
iv.	a conviction or plea of guilty to any felony, or any misdemeanor involving dishonesty, financial wrongdoing or moral turpitude.
In the event of termination for Cause, EMPLOYEE shall be entitled to receive all accrued but unpaid (as of the effective date of termination) Base Salary and Benefits. All Base Salary and Benefits shall cease at the time of such termination. EMPLOYEE shall not be entitled to receive any unpaid Bonus (whether or not then earned). Except as aforesaid, MEEMEE shall have no further liability or obligation to EMPLOYEE by reason of termination for Cause.
d.
Termination without Cause. MEEMEE may terminate EMPLOYEE's employment at any time, for any reason whatsoever or no reason at all, effective upon the date designated by MEEMEE upon thirty (30) days' prior written notice to EMPLOYEE. In the event of Termination without Cause, EMPLOYEE shall be paid all accrued but unpaid (as of the effective date of such termination) Base Salary and Benefits. In addition, provided that EMPLOYEE signs and does not revoke a separation agreement and release in substantially the form attached hereto as Appendix C, EMPLOYEE shall be entitled to receive (i) his full Base Salary and Benefits (including but not limited to any Stock Options earned and Bonuses) for six (6) months from the termination date or the remainder of the then-current calendar year, whichever is longer; (ii) health insurance coverage for a period of one (1) year from the effective date of such termination; and (iii) at such time as the release becomes non-revocable, and in accordance with MEEMEE's then-current payroll schedule, his Base Salary through to the end of the Term, provided, however, that any Base Salary accrued but not paid prior to the date on which the release became non-revocable shall be payable immediately on such date. Except as aforesaid, MEEMEE shall have no further liability or obligation to EMPLOYEE by reason of termination without Cause. Notwithstanding any of the foregoing, if EMPLOYEE is terminated by MeeMee without cause within eighteen (18) months of the Merger Date, EMPLOYEE shall be entitled to receive all of the benefits specified in subparagraphs (i) through (iii) above and the Separation Agreement, but EMPLOYEE shall not be bound by paragraph 7.a.i below (non-competition).

e.
Voluntary Termination by Employee. EMPLOYEE may terminate his employment at any time for any reason, effective upon the date designated by EMPLOYEE but upon no fewer than ninety days (90) prior written notice to MEEMEE. In the event of such termination, EMPLOYEE shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary and Benefits. All Base Salary and Benefits shall cease at the time of such termination, subject to the terms of any benefit plan then in force and applicable to EMPLOYEE. EMPLOYEE shall not be entitled to receive any Bonus applicabe to the then-current calendar year. Except as aforesaid, MEEMEE shall have no liability or obligation to EMPLOYEE by reason of EMPLOYEE's voluntary termination. Notwithstanding the foregoing, voluntary termination by EMPLOYEE shall be deemed Termination without Cause under paragraph 4.d above if such voluntary termination is occasioned by (a) a change in EMPLOYEE's position with MEE MEE that materially reduces EMPLOYEE's level of responsibility, or (b) a reduction in EMPLOYEE's level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance based bonus or incentive programs) by more than fifteen percent (15%).
5.	Confidential Information.
a.
Definition. As used in this Agreement, "Confidential Information" means all trade secrets, confidential and proprietary information, and knowledge or data, including but not limited to business plans, client lists and client information, related to MEEMEE and MEEMEE Affiliates, and the business of any of the foregoing, which EMPLOYEE learned, developed obtained during the course of his employment, and which is not or does not hereafter become public knowledge (other than by acts or omissions by EMPLOYEE).

b.
Degree of Care. EMPLOYEE shall at all times protect Confidential Information from being disclosed using the appropriate degree of care for the particular Confidential Information in question, but not less than a reasonable degree of care.

c.
Non-Disclosure. EMPLOYEE shall not, without the prior written consent of MEEMEE or as may be required by Jaw or legal process, communicate or divulge any Confidential Information to anyone other than MEEMEE and those within MEEMEE who have a need to know (including but not limited to the Board).

d.
Effect of Termination. Termination of the the Term, however caused, shall have no effect on EMPLOYEE's obligations under this paragraph 5. Upon termination of the Term or, if earlier, upon request by the Board, EMPLOYEE shall hand over or return all Confidentail Information to MEEMEE regardless of the form or format in which such Confidential Information exists, and shall delete from all personal devices all copies of Confidential Information thereon.

6.	Work Product.
a.
MEEMEE is and shall be the owner of all rights in and to EMPLOYEE's work, work product, deliverables, material and information created, whether alone or with others, in the course of EMPLOYEE's employment, including but not limited to the proceeds and all Intellectual Property Rights (as hereinafter defined) contained therein or derived therefrom ("Work Product") free and clear of any claim of any kind or nature by EMPLOYEE and anyone claiming through EMPLOYEE. As used in this Agreement, "Intellectual Property Rights" means any and all copyrights, rights in trademarks, service marks, trade names, patents, mask works and industrial design, and all other intangible property rights of an intellectual nature.

b.	All copyrightable content of Work Product shall be deemed "work made for hire" under the United States Copyright Act, as amended.
c.
If, for any reason, Work Product is, under the law of any jurisdiction not to belong solely to MEEMEE or constitute "work made for hire" (as applicable), EMPLOYEE hereby irrevocably and exclusively assigns to MEEMEE all Intellectual Property Rights, title and interest in and to such Work Product together with the right to collect any and all proceeds that would otherwise be payable to EMPLOYEE in respect thereof. EMPLOYEE shall fully cooperate with MEEMEE to the extent reasonably required by and at no cost to MEEMEE, to effect such assignment.
7.	Non-Competition and Non-Solicitation.
a.
In consideration of the benefits and other promises set forth in this Agreement, EMPLOYEE shall not, for a period of eighteen (18) months from termination of the Term, however caused (the "Restriction Period"):

i.
directly or indirectly engage in (as a principal, partner, director, officer, agent, employee, consultant, owner, independent contractor or otherwise, with or without compensation), or hold a financial interest in any person or entity that carries on or plans to carry on business activities directly in Competition (as hereinafter defined) with MEEMEE and MEEMEE Affiliates, provided, however, that it shall not be a violationof this paragraph 7.a.i for EMPLOYEE to become a registered or beneficial owner of up to one percent (1%) of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended, provided that EMPLOYEE does not actively participate in the business of such corporation until such time as the Restriction Period expires. As used in this Agreement, "Competition" means engagement in developing (for any person other than MEEMEE or MEEMEE Affiliates pursuant to a written agreement signed by MEEMEE or a MEEMEE Affiliate prior to EMPLOYEE's engagement in such development) or marketing, promotion, offering, sale or other exploitation of online digital content for consumers or professionals related to instruction in or practice of exercise modalities and fitness methods, physical therapy, and/or health, fitness and lifestyle regimes.

ii.
contact, solicit, call on or otherwise deal in any way with any licensor, partner, co-venturer, supplier, vendor, contractor or Customer (as hereinafter defined) of MEEMEE or MEEMEE Affiliates for a purpose that is in Competition with the business of MEEMEE or MEEMEE Affiliates. As used in this Agreement, "Customer" means any entity or person that EMPLOYEE knows or reasonably should know is or has been a customer of MEEMEE or MEEMEE Affiliates at any time within the preceding twelve (12) months;

iii.
influence or attempt to influence any licensor, partner, co-venturer, supplier, vendor, contractor or Customer of MEEMEE or MEEMEE Affiliates to terminate or modify any written or oral agreement or course of dealing with MEEMEE or MEEMEE Affiliates; and

iv.
influence or attempt to influence, or arrange to have another person or entity influence or attempt to influence, any person either to terminate or modify any employment, consulting, director, agency or other arrangement with MEEMEE or MEEMEE Affiliates in order that EMPLOYEE may employ or retain such person on behalf of himself or any third party.

b.
EMPLOYEE warrants and represents in light of the benefits and promises set forth in this Agreement, and the nature of the business of MEEMEE and MEEMEE Affiliates, that the restrictions set forth in paragraph 7.a above (the "Restrictions") are fair and reasonable as to duration and scope and are reasonably intended to protect the business interests of MEEMEE and MEEMEE Affiliates. Accordingly, EMPLOYEE and MEEMEE convenant and agree that the Restrictions are intended by them to be enforced to the fullest extent permitted under applicable law. If, in any proceeding, a court or mediator refuses to enforce the Restrictions according to their terms, then such court or mediator shall be authorized to modify or limit the scope of the Restrictions in a manner consistent with law and equity.
8.
Non-disparagement. During the term and thereafter, neither employee nor MeeMee shall make or publish any statement which is, or which may reasonably be considered to be, disparaging to employee, MeeMee, MeeMee affiliates or the directors, officers, employees, oparations, products or services of MeeMee or MeeMee affiliates.

9.
Remedies for certain breaches. If employee breaches or threatens to commit a breach of any of its obligations under paragraphs 5 through 8 above, of if MeeMee breaches or threatens to commit a breach of its obligations under paragraph 8 above, then MeeMee or employee, as applicable, shall have the following rights and remedies, each of which shall be in addition to, and not in lieu of, any other rights and remedies available to them at law or in equity:

a.
For breaches or threatened breaches of any obligations contained paragraphs 5 through 8 above, specific performance without the need to post a bond or other surety or to prove that money damages would not provide an adequate remedy, it being acknowledged and agreed by the Parties that any such breach or threatened breach will cause irreparable harm to the affected Party; and

b.
For breaches or threatened breaches of any obligations contained paragraphs 5 through 7 above, the right (A) to seek an accounting from EMPLOYEE of all compensation, profits, monies or other benefits derived or received by EMPLOYEE or any third party as the result of EMPLOYEE's breach or threatened breach; and (B) indemnification of MEEMEE and MEEMEE Affiliates against any and all losses, damages (including special and consequential damages), costs and expenses, including reasonable attorneys' fees, court costs and legal expenses, that may be incurred by them and which result from or arise out of any such breach of threatened breach.

10.
Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by telecopy, telefax, email or other electronic transmission to the appropriate address or number as set forth below at the addresses provided below (or any other address duly notified by a party hereto pursuant to the provisions of this paragraph 10).

If to MEEMEE:	with a copy to:
MeeMee Media Inc. 33 Willow Avenue Toronto, ON M4E 3K1 Attn: Martin J. Doane, Executive Chairman martin.doane@ubequitycapital.com Phone: (416) 903 6691	Steven J. Davis, Esq. Steven James Davis, A Professional Corporation 1042 N. El Camino Real, B-261 Encinitas, California 92024-1322 steve@sjdavislaw.com Phone: (619) 788-2383 Fax: (858) 367-8138

If to EMPLOYEE:	with a copy to:
Peter Heumiller 331 John Henry Drive Henderson, NV 89014 peter.heumiller@allscreensmedia.com Phone: (732) 299-6261	Gordon E. R. Troy, Esq. 5203 Shelburne Rd. Shelburne, VT 05482 Email: gtroy@webtm.com Phone: (802) 881-0640 Fax: (646) 588-1962
11.	Miscellaneous.
a.
Amendments in Writing. No amendment to or modification of this Agreement or any of its terms and conditions shall be valid or binding on the Parties unless made in writing and signed by a duly authorized representative of both Parties.

b.
Assignment. Neither Party may transfer or assign this Agreement or any of its rights hereunder, whether temporarily or permanently, voluntarily or involuntarily, and whether by merger (where the transferring or assigning Party is the disappearing corporation or entity), consolidation, dissolution, operation of law or any other manner, except to an entity acquiring all or substantially all of the Assignor's assets. The non-assigning Party shall have the right to void any purported assignment in violation of this paragraph 11.b. The foregoing right of the non-assigning Party shall be without prejudice to any other claim the non-assigning Party may have for damages or equitable relief. OR

c.
Assignment. EMPLOYEE acknowledges and agrees that the services to be rendered by him and unique and personal. Accordingly, he may not assign or delegate any of his rights or obligations under this Agreement. Nothing in this Agreement shall preclude MEEMEE from consolidating or merging with or into, or transferring all or substantially all of its assets to another entity, provided that entity assumes this Agreement and all obligations and undertakings of MEEMEE hereunder.

d.
Binding Effect. This Agreement shall be binding upon and inure to the benefit of MEEMEE and its successors, assigns and representatives, and shall be binding upon EMPLOYEE and his heirs, executors and legal representatives.

e.	Cumulative Remedies. All rights and remedies of the Parties, whether at law or in equity, shall be cumulative and none of them shall be in limitation of any other right or remedy.

f.	Effective Date. If no date is entered on the first line of this Agreement, then the Effective Date shall be the date of signing of the last Party to sign this Agreement.
g.
Enforceability/Severability. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, the remaining provisions of this Agreement shall remain in full force and effect. However, if such void, voidable, invalid or inoperative provision is a material term or condition of this Agreement, the Parties shall supply a substitute provision, negotiated in good faith, which comes closest to their original intent.

h.
Entire Agreement. This Agreement contains the entire understanding between the Parties relating to the subject matter hereof and supersedes all prior or contemporaneous oral or written communications, proposals, representations and inducements with respect to said subject matter.

i.
Governing Law. This Agreement and any dispute or controversy arising out of or related to this Agreement and/or the relationship between the Parties established herein ("Claims") shall be governed by and construed, interpreted and resolved in accordance with the laws of the State of Nevada without regard to its choice of law provisions; provided, however, that any procedural or substantive Claim conflicting with or falling under the exclusive jurisdiction of United States federal law shall be governed by, and construed, interpreted and resolved in accordance with United States federal law without regard to its choice of law provisions. All Claims shall be submitted exclusively to the federal and state courts of competent jurisdiction located in Las Vegas, Nevada, and the Parties hereby unconditionally and irrevocably consent and submit to such exclusive jurisdiction and venue, and waive any objection they may now or hereafter have with respect thereto.

j.	Headings. The paragraph headings in this Agreement are solely for the convenience of the Parties and have no legal or contractual significance.
k.
Presumptions. This Agreement shall be construed without regard to any presumption or other rule permitting construction against the Party causing this Agreement to be drafted and shall not be construed more strictly in favor of or against either Party.

l.
Prior Agreements. EMPLOYEE represents to MEEMEE that: (a) his execution of this Agreement and provision of services hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which he is a party or by which he is bound; (b) he is free and able to execute this Agreement and to provide services to MEEMEE, and (c) there are no confidentiality commitments or other employment restrictions that EMPLOYEE has with any other employer, person or entity that he has not disclosed to MEEMEE.

m.	Rights of Third Parties. This Agreement shall not be deemed to give any right or remedy to any third party whatsoever.
n.
Signature and Counterparts. This Agreement may be signed in counterparts and transmitted by one Party to the other via email or FAX. Said counterparts, taken together, shall constitute one agreement. If this Agreement is signed in counterparts, neither Party shall be bound by this Agreement until both Parties have duly executed a counterpart hereof.

o.
Survival. Any provision of this Agreement which contemplates performance, exercise of any right or fulfillment of any obligation subsequent to expiration or termination of the Term, including but not limited to those contained in paragraphs 4 through 9 above, together with any and all provisions related to contract interpretation and the Parties' remedies, shall survive such expiration or termination.
p.
Waiver. No waiver shall be effective unless in writing and signed by an authorized representative of the Party against whom enforcement of the waiver is sought. Neither the failure of either Party to exercise any right, nor the waiver of any default or breach by the other Party, shall constitute a waiver of such right or a waiver of such default or breach with respect to any subsequent default or breach.

WHEREFORE, the parties hereto execute this Agreement as of the Effective Date.

MeeMee Media, Inc.		Peter Heumiller
By:	/s/ Martin Doane	By:	/s/ Peter Heumiller
Name:	Martin Doane	Name:	Peter Heumiller
Title:	Executive Chairman	Date:	May 19, 2015
Date:	May 19, 2015

Appendix A

JOB DESCRIPTION
The Chief Executive Officer is responsible for:

•	Developing, updating and overseeing the deployment of the Company's various international business plans, JVs and projects

•	Managing the daily activities of the Company and all Executives, employees, consultants and third party service providers and workers (directly or indirectly)

•	Developing and managing budgets for all Company operations and projects

•	Overseeing the Company's finances and preparation of required financial documents

•	Overseeing and working with the Company's business development team(s) and assessing the various global opportunities to present to the Board

•	Overseeing the negotiation of all major partnerships and project deals, and needed legal agreements

•	Overseeing the preparation of comprehensive new business plans for greenlit new projects and partnerships.

•	Recruiting and hiring new Company talent as needed

•	Promoting the Company through favorable publicity and industry conference engagements

•	Working with the Chairman and Board to establish and enforce Company policies and employment manuals as needed

•	Fostering a creative, cooperative and rewarding Company culture

•	Reviewing all business matters with the Board

Appendix B

BASE SALARY AND BENEFITS
Base Salary. The base salary of EMPLOYEE shall be One Hundred Twenty-Five Thousand Dollars ($125,000.000) gross per year ("Base Salary"), payable bi-monthly, less all applicable withholding taxes. During the first two years of the Term, the Base Salary shall be reviewed bi-annually. At any time during the Term, the Base Salary may be increased based on performance and cost of living, but any such increases shall be at the sole discretion of the Board.

Bonuses based on Pre-Merger Projects in Progress. EMPLOYEE warrants and represents that the All Screens Media, LLC is in the process of negotiating deals and /or agreements with respect to the following Projects in Progress ("PIPs"), whereby third parties will invest cash ("Third Party Investment"):

1.	Buccell, LLC investments into bodyART Media and Global Screens Media (Staby and IO Ball products and media). Negotiated. $320K. Anticipated closing 5/1/2015
2.	Speedball Media. Additional investment into expanding JV business. In discussions. $225K. Projected date: late May 2015.
3.	Renaissance Fitness. Developing a new fitness media workout brand around owner Danielle. Approx. $200 to $250K. Projected date: June 2015.
4.	DeepWork Fitness modality media partnership. Approximately $150K. Projected date: May / June 2015.
5.
Perform Better Europe / Christian Jund Publishing. Potential partnership around Miracle Ball Method project and bodyART Xtreme projects using Perform Better projects. Early discussions. Approximately $100K to $150K June / July 2105.

6.
TV Atividades JV. Being discussed between Comcast, TV Globo and ASM. Early Stage. Comcast would contribute existing kid's activity library Heumiller created there, and TV Globo would fund repurposing library, new productions and distribution.

7.	Fitness First / NewMoove.com . Early stage partnership discussion about co-producing and co-managing professional and consumer subscription sites in German language markets.
8.	NuFit Corp. Early stage discussion about producing online education for the Company's revolutionary NUBELLS products. Also discussing ASM becoming exclusive Brazilian distributor.
9.
 Bodies in Balance. Acquisition of digital European Fitness programming channel. Current revenues of $750K. NOTE: This would be a MEEMEE/ASM acquisition requiring a stock grant and working capital funding. ASM would therefore not receive a bonus for this project. However, this acquisition will assist ASM in operating and growing other PIP projects.

For each PIP entered into prior to the Merger Date (as defined in the Merger Agreement) or substantially negotiated as of the Merger Date and entered into within sixty (60) days thereafter, MEEMEE shall pay bonuses to the ASM Members equal to 10% of the gross Third Party Investment provided in the PIP agreement, which bonuses shall be divided between them (including Andrew Karp) in accordance with their respective equity shares as set forth on Schedule 1 of the Merger Agreement. Accordingly, EMPLOYEE shall receive 37% of such bonus. Such bonuses shall be payable as the Third Party Investments accrue. By way of illustration only, if Third Party Investments equal $1M, the ASM Members will receive $100,000.00 to be divided between them as aforesaid.

PIP Stock Options. MEEMEE shall grant the ASM Members collectively two (2) options per dollar of gross Third Party Investments accrued, to a maximum of 2 million options. By way of illustration only, if Third Party Investments equal $1M, the ASM Members will collectively receive 2 million options. The options will vest over a 12-month period in accordance with and subject to the terms of the Option Agreement. The PIP Stock Options are in addition to the options granted under Article II, Section 2.1(c) of the Merger Agreement.

Fringe Benefits.
•
As of the first day of EMPLOYEE's employment, MEEMEE shall pay One Hundred Percent (100%) of the reasonable cost of private health insurance for Employee and his spouse, provided, however, that any premiums above $1,000.00 / month shall be subject to the sole discretion of the Board; provided, however, that if MEEMEE establishes a company health insurance plan, then EMPLOYEE shall participate in such plan in lieu of MEEMEE paying his private health insurance premiums.

•
As of the first day of EMPLOYEE's employment, MEEMEE shall pay Seventy-Five Percent (75%) of the reasonable cost of private dental coverage and vision coverage for Employee to a maximum of $250 / month, provided, however, that if MEEMEE establishes a company dental and/or visual coverage plan, then EMPLOYEE shall participate in such plan in lieu of MEEMEE paying his private premiums.

•	MEEMEE shall pay 100% of the premiums for life insurance in the amount of $150,000 or one times (1x) EMPLOYEE's then-existing Base Salary, whichever is greater.
•
If MEEMEE establishes a disability insurance plan, MEEMEE will pay 100% of EMPLOYEE's premiums for short-term and/or long-term disability coverage, but EMPLOYEE will be responsible for paying the applicable taxes on the premium payments.

•
If MEEMEE establishes a 401(K) Program, EMPLOYEE will be eligible to participate subject to the terms of that program. MEEMEE will match EMPLOYEE's contributions dollar-for-dollar up to four percent (4%) of Employee's then-existing Base Salary, not inclusive of any bonuses.

•	MEEMEE shall provide EMPLOYEE with an automobile allowance of Three Hundred Dollars ($300.00) per month.

•	MEEMEE shall provide EMPLOYEE with a cable, internet, phone, cell phone allowance of Three Hundred Dollars ($300.00) per month.
•
EMPLOYEE is eligible to take the following paid time off per calendar year: twenty (20) vacation days ("PTO"), ten (10) holidays generally observed by MEEMEE in the United States in accordance with the holiday policy established by MEEMEE from time to time, seven (7) sick days and three (3) bereavement days. Unused time off for holidays, sick days and bereavement days may not be carried over into the following year. Unused vacation days may be carried over to the following year, provided, however, that EMPLOYEE may not accrue more than twenty (20) days of unused vacation days without written authorization of MEEMEE. If EMPLOYEE accrues twenty (20) unused vacation days, then he may not earn any additional vacation days until his "bank" of PTO falls below twenty. PTO, sick and bereavement will be pro-rated during EMPLOYEE's first year of employment. Vacation days are earned and accrued on a quarterly basis, with five vacation days accruing for each quarter, but the foregoing shall not prevent EMPLOYEE from using vacation days that will accrue during the same calendar year assuming EMPLOYEE's continued employment. All vacation days shall be taken on no less than thirty (30) days written notice to the Board and subject to the Board's approval, not to be unreasonably withheld.

•
EMPLOYEE shall be reimbursed for all normal items of travel, entertainment and miscellaneous expenses reasonably incurred by him on behalf of MEEMEE, provided that such expenses are documented and submitted to MEEMEE in accordance with the reimbursement policies established by MEEMEE from time to time.

EMPLOYMENT AGREEMENT

This Employment Agreement (hereinafter "Agreement") is made as of the 19th day of May, 2015, by and between MeeMee Media, Inc., a Nevada corporation with an address at 33 Willow Avenue, Toronto, ON M4E 3K1 ("MEEMEE") and HOWARD SICHEL, an individual with an address at 74 Bayview Avenue, Port Washington, NY 11059 ("SICHEL" or "EMPLOYEE"). MEEMEE and EMPLOYEE are sometimes hereinafter referred to individually as a "Party" and jointly as "the Parties."

1.	Preamble.
a.
On even date hereof, MEEMEE has entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which "MergerSub" (as defined in the Merger Agreement) shall merge with and into All Screens Media, LLC (ASM), ASM shall be the surviving company and become a direct wholly-owned subsidiary of MEEMEE, and SICHEL shall become Executive Vice President of MEEMEE.

b.
It is the intention of the Parties that this Agreement shall take effect immediately upon the consummation of the Merger on the "Merger Date" (as defined in the Merger Agreement) as provided in Section 1.6(b) of the Merger Agreement.

c.	The execution of this Agreement by the Parties is a condition precedent to consummation of the Merger as stated in Section 7.2(g) of the Merger Agreement.
2.	Employment Terms and Duties.
a.	Acceptance of Employment. MEEMEE hereby employs EMPLOYEE and EMPLOYEE hereby accepts employment by MEEMEE upon the terms and conditions set forth in this Agreement.
b.
Term. The term of this Agreement ("Term") shall commence upon the Merger Date and expire three (3) years from the anniversary of the Merger Date, provided, however, that the Term shall renew automatically for two-year periods unless one Party notifies the other in writing at least ninety (90) days prior to the expiration of the Term that it does not desire to renew the Agreement.

c.	Position and Duties.
i.
At all times during the Term, EMPLOYEE shall serve as MEEMEE's Executive Vice President with all the customary powers and responsibilities of such position, including but not necessarily limited to those duties and responsibilities set forth in Appendix A hereto, and such other duties as may be assigned to EMPLOYEE from time to time by the Chief Execuitve Officer of MEEMEE (the "CEO").

ii.	SICHEL shall report to the CEO of MEEMEE.
iii.	EMPLOYEE shall:
A.	primarily perform his duties at such locations as EMPLOYEE determines in consultation with the CEO.

B.
use his best efforts to promote the interests of MEEMEE and its affiliates and subsidiaries throughout the world ("collectively, MEEMEE Affiliates") and devote his business time and attention to his employment under this Agreement. For avoidance of doubt, "MEEMEE Affiliates" is deemed to include any entity in which MEEMEE has share(s), membership interest(s), or other financial or equitable interest(s), either directly or through another MEEMEE Affiliate.

iv.
EMPLOYEE shall not, without prior written authorization from the CEO and / or Board or Directors (the" Board"), engage in any other business activities that would interfere with the performance of his position and duties as stated in paragraph 2.c.i above, provided, however, that EMPLOYEE may, without approval from the CEO and / or Board, (I) serve as a member of boards of other corporations or organizations that do not compete with MEEMEE, (II) engage or participate in charitable, religious or civic activities, (III) manage any personal investments, and (IV) serve as an executor, trustee or in other similar fidiciary capacity, so long as, in each case, such activities do not interfere with the performance of his position and duties as stated in paragraph 2.c.i above.

3.
Compensation. MeeMee shall pay employee and employee hereby agrees to accept, as compensation for all services rendered under this agreement and for employee's covenants of confidentiality, non-competition, non-solicitation and non-disparagement as stated in paragraphs 5, 7 and 8 below, respectively, the compensation and benefits described in appendix B hereto ("base salary and benefits").

4.	Termination.
a.	Events of Termination. Notwithstanding anything contained in paragraph 2 above, the Term shall terminate:
i.	upon Employee's death;
ii.	for Cause (as defined in paragraph 4.c below) immediately upon notice from MEEMEE to EMPLOYEE or at such later date as such notice may specify;
iii.	without Cause upon notice (as set forth in paragraph 4.d below); or
iv.	upon EMPLOYEE's resignation or other cressation by EMPLOYEE of his employment (other than as provided in clauses 4a.i. through 4a.iii above).
b.
Termination at Death. In the event that Employee dies during the Term, Employee's employment shall be terminated and MEEMEE shall pay to EMPLOYEE's executors, legal representatives or administrators an amount equal to the accrued and unpaid (as of the effective date of such termination) Base Salary and Benefits, including without limitation any Stock Option benefits. Except as aforesaid, MEEMEE shall have no other liability or obligation to EMPLOYEE's executors, legal representatives or administrators, heirs or assigns (or any person claiming under or through same), except that EMPLOYER's executors, legal representatives or administrators shall be entitled to receive any payment prescribed under any death or disability benefit plans in which EMPLOYEE was a participant as a MEEMEE employee.

c.	Termination for Cause. MEEMEE may terminate EMPLOYEE's employment at any time for Cause upon written notice to EMPLOYEE. As used in this Agreement, "Cause" means:
i.	a material breach of this Agreement or any material written Company policy which cannot reasonably be cured within thirty (30) days of EMPLOYEE being notified of such breach;
ii.	any act of fraud, misappropriation or embezzlement involving MEEMEE or its assets;
iii.	Employee's insubordination or failure to follow the directions of the CEO, which has continued after at least two (2) prior written warnings by the CEO;
iv.	a conviction or plea of guilty to any felony, or any misdemeanor involving dishonesty, financial wrongdoing or moral turpitude.
In the event of termination for Cause, EMPLOYEE shall be entitled to receive all accrued but unpaid (as of the effective date of termination) Base Salary and Benefits. All Base Salary and Benefits shall cease at the time of such termination. EMPLOYEE shall not be entitled to receive any unpaid Bonus (whether or not then earned). Except as aforesaid, MEEMEE shall have no further liability or obligation to EMPLOYEE by reason of termination for Cause.
d.
Termination without Cause. MEEMEE may terminate EMPLOYEE's employment at any time, for any reason whatsoever or no reason at all, effective upon the date designated by MEEMEE upon thirty (30) days' prior written notice to EMPLOYEE. In the event of Termination without Cause, EMPLOYEE shall be paid all accrued but unpaid (as of the effective date of such termination) Base Salary and Benefits. In addition, provided that EMPLOYEE signs and does not revoke a separation agreement and release in substantially the form attached hereto as Appendix C, EMPLOYEE shall be entitled to receive (i) his full Base Salary and Benefits (including but not limited to any Stock Options earned and Bonuses) for six (6) months from the termination date or the remainder of the then-current calendar year, whichever is longer; (ii) health insurance coverage for a period of one (1) year from the effective date of such termination; and (iii) at such time as the release becomes non-revocable, and in accordance with MEEMEE's then-current payroll schedule, his Base Salary through to the end of the Term, provided, however, that any Base Salary accrued but not paid prior to the date on which the release became non-revocable shall be payable immediately on such date. Except as aforesaid, MEEMEE shall have no further liability or obligation to EMPLOYEE by reason of termination without Cause. Notwithstanding any of the foregoing, if EMPLOYEE is terminated by MeeMee without cause within eighteen (18) months of the Merger Date, EMPLOYEE shall be entitled to receive all of the benefits specified in subparagraphs (i) through (iii) above and the Separation Agreement, but EMPLOYEE shall not be bound by paragraph 7.a.i below (non-competition).

e.
Voluntary Termination by Employee. EMPLOYEE may terminate his employment at any time for any reason, effective upon the date designated by EMPLOYEE but upon no fewer than ninety days (90) prior written notice to MEEMEE. In the event of such termination, EMPLOYEE shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary and Benefits. All Base Salary and Benefits shall cease at the time of such termination, subject to the terms of any benefit plan then in force and applicable to EMPLOYEE. EMPLOYEE shall not be entitled to receive any Bonus applicabe to the then-current calendar year. Except as aforesaid, MEEMEE shall have no liability or obligation to EMPLOYEE by reason of EMPLOYEE's voluntary termination. Notwithstanding the foregoing, voluntary termination by EMPLOYEE shall be deemed Termination without Cause under paragraph 4.d above if such voluntary termination is occasioned by (a) a change in EMPLOYEE's position with MEE MEE that materially reduces EMPLOYEE's level of responsibility, or (b) a reduction in EMPLOYEE's level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance based bonus or incentive programs) by more than fifteen percent (15%).
5.	Confidential Information.
a.
Definition. As used in this Agreement, "Confidential Information" means all trade secrets, confidential and proprietary information, and knowledge or data, including but not limited to business plans, client lists and client information, related to MEEMEE and MEEMEE Affiliates, and the business of any of the foregoing, which EMPLOYEE learned, developed obtained during the course of his employment, and which is not or does not hereafter become public knowledge (other than by acts or omissions by EMPLOYEE).

b.
Degree of Care. EMPLOYEE shall at all times protect Confidential Information from being disclosed using the appropriate degree of care for the particular Confidential Information in question, but not less than a reasonable degree of care.

c.
Non-Disclosure. EMPLOYEE shall not, without the prior written consent of MEEMEE or as may be required by Jaw or legal process, communicate or divulge any Confidential Information to anyone other than MEEMEE and those within MEEMEE who have a need to know (including but not limited to the Board).

d.
Effect of Termination. Termination of the the Term, however caused, shall have no effect on EMPLOYEE's obligations under this paragraph 5. Upon termination of the Term or, if earlier, upon request by the Board, EMPLOYEE shall hand over or return all Confidentail Information to MEEMEE regardless of the form or format in which such Confidential Information exists, and shall delete from all personal devices all copies of Confidential Information thereon.

6.	Work Product.
a.
MEEMEE is and shall be the owner of all rights in and to EMPLOYEE's work, work product, deliverables, material and information created, whether alone or with others, in the course of EMPLOYEE's employment, including but not limited to the proceeds and all Intellectual Property Rights (as hereinafter defined) contained therein or derived therefrom ("Work Product") free and clear of any claim of any kind or nature by EMPLOYEE and anyone claiming through EMPLOYEE. As used in this Agreement, "Intellectual Property Rights" means any and all copyrights, rights in trademarks, service marks, trade names, patents, mask works and industrial design, and all other intangible property rights of an intellectual nature.

b.	All copyrightable content of Work Product shall be deemed "work made for hire" under the United States Copyright Act, as amended.

c.
If, for any reason, Work Product is, under the law of any jurisdiction not to belong solely to MEEMEE or constitute "work made for hire" (as applicable), EMPLOYEE hereby irrevocably and exclusively assigns to MEEMEE all Intellectual Property Rights, title and interest in and to such Work Product together with the right to collect any and all proceeds that would otherwise be payable to EMPLOYEE in respect thereof. EMPLOYEE shall fully cooperate with MEEMEE to the extent reasonably required by and at no cost to MEEMEE, to effect such assignment.

7.	Non-Competition and Non-Solicitation.
a.
In consideration of the benefits and other promises set forth in this Agreement, EMPLOYEE shall not, for a period of eighteen (18) months from termination of the Term, however caused (the "Restriction Period"):

i.
directly or indirectly engage in (as a principal, partner, director, officer, agent, employee, consultant, owner, independent contractor or otherwise, with or without compensation), or hold a financial interest in any person or entity that carries on or plans to carry on business activities directly in Competition (as hereinafter defined) with MEEMEE and MEEMEE Affiliates, provided, however, that it shall not be a violationof this paragraph 7.a.i for EMPLOYEE to become a registered or beneficial owner of up to one percent (1%) of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended, provided that EMPLOYEE does not actively participate in the business of such corporation until such time as the Restriction Period expires. As used in this Agreement, "Competition" means engagement in developing (for any person other than MEEMEE or MEEMEE Affiliates pursuant to a written agreement signed by MEEMEE or a MEEMEE Affiliate prior to EMPLOYEE's engagement in such development) or marketing, promotion, offering, sale or other exploitation of online digital content for consumers or professionals related to instruction in or practice of exercise modalities and fitness methods, physical therapy, and/or health, fitness and lifestyle regimes.

ii.
contact, solicit, call on or otherwise deal in any way with any licensor, partner, co-venturer, supplier, vendor, contractor or Customer (as hereinafter defined) of MEEMEE or MEEMEE Affiliates for a purpose that is in Competition with the business of MEEMEE or MEEMEE Affiliates. As used in this Agreement, "Customer" means any entity or person that EMPLOYEE knows or reasonably should know is or has been a customer of MEEMEE or MEEMEE Affiliates at any time within the preceding twelve (12) months;

iii.
influence or attempt to influence any licensor, partner, co-venturer, supplier, vendor, contractor or Customer of MEEMEE or MEEMEE Affiliates to terminate or modify any written or oral agreement or course of dealing with MEEMEE or MEEMEE Affiliates; and

iv.
influence or attempt to influence, or arrange to have another person or entity influence or attempt to influence, any person either to terminate or modify any employment, consulting, director, agency or other arrangement with MEEMEE or MEEMEE Affiliates in order that EMPLOYEE may employ or retain such person on behalf of himself or any third party.

b.
EMPLOYEE warrants and represents in light of the benefits and promises set forth in this Agreement, and the nature of the business of MEEMEE and MEEMEE Affiliates, that the restrictions set forth in paragraph 7.a above (the "Restrictions") are fair and reasonable as to duration and scope and are reasonably intended to protect the business interests of MEEMEE and MEEMEE Affiliates. Accordingly, EMPLOYEE and MEEMEE convenant and agree that the Restrictions are intended by them to be enforced to the fullest extent permitted under applicable law. If, in any proceeding, a court or mediator refuses to enforce the Restrictions according to their terms, then such court or mediator shall be authorized to modify or limit the scope of the Restrictions in a manner consistent with law and equity.

8.
Non-Disparagement. During the term and thereafter, neither employee nor MeeMee shall make or publish any statement which is, or which may reasonably be considered to be, disparaging to employee, MeeMee, MeeMee affiliates or the directors, officers, employees, oparations, products or services of MeeMee or MeeMee affiliates.

9.
Remedies for Certain Breaches. If employee breaches or threatens to commit a breach of any of its obligations under paragraphs 5 through 8 above, of if MeeMee breaches or threatens to commit a breach of its obligations under paragraph 8 above, then MeeMee or employee, as applicable, shall have the following rights and remedies, each of which shall be in addition to, and not in lieu of, any other rights and remedies available to them at law or in equity:

a.
For breaches or threatened breaches of any obligations contained paragraphs 5 through 8 above, specific performance without the need to post a bond or other surety or to prove that money damages would not provide an adequate remedy, it being acknowledged and agreed by the Parties that any such breach or threatened breach will cause irreparable harm to the affected Party; and

b.
For breaches or threatened breaches of any obligations contained paragraphs 5 through 7 above, the right (A) to seek an accounting from EMPLOYEE of all compensation, profits, monies or other benefits derived or received by EMPLOYEE or any third party as the result of EMPLOYEE's breach or threatened breach; and (B) indemnification of MEEMEE and MEEMEE Affiliates against any and all losses, damages (including special and consequential damages), costs and expenses, including reasonable attorneys' fees, court costs and legal expenses, that may be incurred by them and which result from or arise out of any such breach of threatened breach.

10.
Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by telecopy, telefax, email or other electronic transmission to the appropriate address or number as set forth below at the addresses provided below (or any other address duly notified by a party hereto pursuant to the provisions of this paragraph 10).

If to MEEMEE:	with a copy to:
MeeMee Media Inc. 33 Willow Avenue Toronto, ON M4E 3K1 Attn: Martin J. Doane, Executive Chairman martin.doane@ubequitycapital.com Phone: (416) 903 6691	Steven J. Davis, Esq. Steven James Davis, A Professional Corporation 1042 N. El Camino Real, B-261 Encinitas, California 92024-1322 steve@sjdavislaw.com Phone: (619) 788-2383 Fax: (858) 367-8138

If to EMPLOYEE:	with a copy to:
Howard Sichel 74 Bayview Avenue Port Washington, NY 11059 howard.sichel@allscreensmedia.com Phone: (516) 647-0017	Gordon E. R. Troy, Esq. 5203 Shelburne Rd. Shelburne, VT 05482 Email: gtroy@webtm.com Phone: (802) 881-0640 Fax: (646) 588-1962
11.	Miscellaneous.
a.
Amendments in Writing. No amendment to or modification of this Agreement or any of its terms and conditions shall be valid or binding on the Parties unless made in writing and signed by a duly authorized representative of both Parties.

b.
Assignment. Neither Party may transfer or assign this Agreement or any of its rights hereunder, whether temporarily or permanently, voluntarily or involuntarily, and whether by merger (where the transferring or assigning Party is the disappearing corporation or entity), consolidation, dissolution, operation of law or any other manner, except to an entity acquiring all or substantially all of the Assignor's assets. The non-assigning Party shall have the right to void any purported assignment in violation of this paragraph 11.b. The foregoing right of the non-assigning Party shall be without prejudice to any other claim the non-assigning Party may have for damages or equitable relief. OR

c.
Assignment. EMPLOYEE acknowledges and agrees that the services to be rendered by him and unique and personal. Accordingly, he may not assign or delegate any of his rights or obligations under this Agreement. Nothing in this Agreement shall preclude MEEMEE from consolidating or merging with or into, or transferring all or substantially all of its assets to another entity, provided that entity assumes this Agreement and all obligations and undertakings of MEEMEE hereunder.

d.
Binding Effect. This Agreement shall be binding upon and inure to the benefit of MEEMEE and its successors, assigns and representatives, and shall be binding upon EMPLOYEE and his heirs, executors and legal representatives.

e.	Cumulative Remedies. All rights and remedies of the Parties, whether at law or in equity, shall be cumulative and none of them shall be in limitation of any other right or remedy.

f.	Effective Date. If no date is entered on the first line of this Agreement, then the Effective Date shall be the date of signing of the last Party to sign this Agreement.
g.
Enforceability/Severability. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, the remaining provisions of this Agreement shall remain in full force and effect. However, if such void, voidable, invalid or inoperative provision is a material term or condition of this Agreement, the Parties shall supply a substitute provision, negotiated in good faith, which comes closest to their original intent.

h.
Entire Agreement. This Agreement contains the entire understanding between the Parties relating to the subject matter hereof and supersedes all prior or contemporaneous oral or written communications, proposals, representations and inducements with respect to said subject matter.

i.
Governing Law. This Agreement and any dispute or controversy arising out of or related to this Agreement and/or the relationship between the Parties established herein ("Claims") shall be governed by and construed, interpreted and resolved in accordance with the laws of the State of Nevada without regard to its choice of law provisions; provided, however, that any procedural or substantive Claim conflicting with or falling under the exclusive jurisdiction of United States federal law shall be governed by, and construed, interpreted and resolved in accordance with United States federal law without regard to its choice of law provisions. All Claims shall be submitted exclusively to the federal and state courts of competent jurisdiction located in Las Vegas, Nevada, and the Parties hereby unconditionally and irrevocably consent and submit to such exclusive jurisdiction and venue, and waive any objection they may now or hereafter have with respect thereto.

j.	Headings. The paragraph headings in this Agreement are solely for the convenience of the Parties and have no legal or contractual significance.
k.
Presumptions. This Agreement shall be construed without regard to any presumption or other rule permitting construction against the Party causing this Agreement to be drafted and shall not be construed more strictly in favor of or against either Party.

l.
Prior Agreements. EMPLOYEE represents to MEEMEE that: (a) his execution of this Agreement and provision of services hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which he is a party or by which he is bound; (b) he is free and able to execute this Agreement and to provide services to MEEMEE, and (c) there are no confidentiality commitments or other employment restrictions that EMPLOYEE has with any other employer, person or entity that he has not disclosed to MEEMEE.

m.	Rights of Third Parties. This Agreement shall not be deemed to give any right or remedy to any third party whatsoever.
n.
Signature and Counterparts. This Agreement may be signed in counterparts and transmitted by one Party to the other via email or FAX. Said counterparts, taken together, shall constitute one agreement. If this Agreement is signed in counterparts, neither Party shall be bound by this Agreement until both Parties have duly executed a counterpart hereof.

o.
Survival. Any provision of this Agreement which contemplates performance, exercise of any right or fulfillment of any obligation subsequent to expiration or termination of the Term, including but not limited to those contained in paragraphs 4 through 9 above, together with any and all provisions related to contract interpretation and the Parties' remedies, shall survive such expiration or termination.

p.
Waiver. No waiver shall be effective unless in writing and signed by an authorized representative of the Party against whom enforcement of the waiver is sought. Neither the failure of either Party to exercise any right, nor the waiver of any default or breach by the other Party, shall constitute a waiver of such right or a waiver of such default or breach with respect to any subsequent default or breach.

WHEREFORE, the parties hereto execute this Agreement as of the Effective Date.

MeeMee Media, Inc.		Howard Sichel
By:	/s/ Martin Doane	By:	/s/ Howard Sichel
Name:	Martin Doane	Name:	Howard Sichel
Title:	Executive Chairman	Date:	May 19, 2015
Date:	May 19, 2015

Appendix A

JOB DESCRIPTION
The Vice President is responsible for:

Working with the CEO in the development, deployment and expanison of the Company's various international wellness business plans, JVs and projects.

The areas of focus include (but are not limited to):

•	Existing and emerging Exercise and Wellness modalities, brands and personalities
•	Wellness and Fitness product sourcing and education
•	Professional trainer certification and continuing education
•	Physical Therapist education and products
Involvement in projects may include (but are not limited to):

•	Identifying and presenting new global fitness and wellness business opportunities to the CEO.
•	Participating in the negotiation of fitness, wellness and therapy partnerships and project deals.
•	Assisting in the preparation and deployment of comprehensive new business plans for greenlit new projects and partnerships.
•	Recruiting new Company talent as needed for Fitness / Wellness / Therapist projects
•	Assisting in / overseeing the development of certification and education courses and materials.
•	Promoting the Company's Fitness and Wellness business initiatives through favorable publicity and industry conference engagements
•	Additional responsibilities as determined by the CEO and Board.
•	Physical Therapist education and products sales
•	Pilates education (professionals and consumers)

Appendix B

BASE SALARY AND BENEFITS
Base Salary. The base salary of EMPLOYEE shall be One Hundred Thousand Dollars ($100,000.000) gross per year ("Base Salary"), payable bi-monthly, less all applicable withholding taxes. During the first two years of the Term, the Base Salary shall be reviewed bi-annually. At any time during the Term, the Base Salary may be increased based on performance and cost of living, but any such increases shall be at the sole discretion of the Board.
Bonuses based on Pre-Merger Projects in Progress. EMPLOYEE warrants and represents that the All Screens Media, LLC is in the process of negotiating deals and /or agreements with respect to the following Projects in Progress ("PIPs"), whereby third parties will invest cash ("Third Party Investment"):

1.	Buccell, LLC investments into bodyART Media and Global Screens Media (Staby and IO Ball products and media). Negotiated. $320K. Anticipated closing 5/1/2015
2.	Speedball Media. Additional investment into expanding JV business. In discussions. $225K. Projected date: late May 2015.
3.	Renaissance Fitness. Developing a new fitness media workout brand around owner Danielle. Approx. $200 to $250K. Projected date: June 2015.
4.	DeepWork Fitness modality media partnership. Approximately $150K. Projected date: May / June 2015.
5.
Perform Better Europe / Christian Jund Publishing. Potential partnership around Miracle Ball Method project and bodyART Xtreme projects using Perform Better projects. Early discussions. Approximately $100K to $150K June / July 2105.

6.
TV Atividades JV. Being discussed between Comcast, TV Globo and ASM. Early Stage. Comcast would contribute existing kid's activity library that HEUMILLER created there, and TV Globo would fund repurposing library, new productions and distribution.

7.	Fitness First / NewMoove.com . Early stage partnership discussion about co-producing and co-managing professional and consumer subscription sites in German language markets.
8.	NuFit Corp. Early stage discussion about producing online education for the Company's revolutionary NUBELLS products. Also discussing ASM becoming exclusive Brazilian distributor.
9.
 Bodies in Balance. Acquisition of digital European Fitness programming channel. Current revenues of $750K. NOTE: This would be an MEEMEE/ASM acquisition requiring a stock grant and working capital funding. ASM would therefore not receive a bonus for this project. However, this acquisition will assist ASM in operating and growing other PIP projects.

For each PIP entered into prior to the Merger Date (as defined in the Merger Agreement) or substantially negotiated as of the Merger Date and entered into within sixty (60) days thereafter, MEEMEE shall pay bonuses to the ASM Members equal to 10% of the gross Third Party Investment provided in the PIP agreement, which bonuses shall be divided between them (including Andrew Karp) in accordance with their respective equity shares as set forth on Schedule 1 of the Merger Agreement. Accordingly, EMPLOYEE shall receive 37% of such bonus. Such bonuses shall be payable as the Third Party Investments accrue. By way of illustration only, if Third Party Investments equal $1M, the ASM Members will receive $100,000.00 to be divided between them as aforesaid.

PIP Stock Options. MEEMEE shall grant the ASM Members collectively two (2) options per dollar of gross Third Party Investments accrued, to a maximum of 2 million options. By way of illustration only, if Third Party Investments equal $1M, the ASM Members will collectively receive 2 million options. The options will vest over a 12-month period in accordance with and subject to the terms of the Option Agreement. The PIP Stock Options are in addition to the options granted under Article II, Section 2.1(c) of the Merger Agreement.

Fringe Benefits.
•
As of the first day of EMPLOYEE's employment, MEEMEE shall pay One Hundred Percent (100%) of the reasonable cost of private health insurance for Employee and his spouse, provided, however, that any premiums above $1,000.00 / month shall be subject to the sole discretion of the Board; provided, however, that if MEEMEE establishes a company health insurance plan, then EMPLOYEE shall participate in such plan in lieu of MEEMEE paying his private health insurance premiums.

•
As of the first day of EMPLOYEE's employment, MEEMEE shall pay Seventy-Five Percent (75%) of the reasonable cost of private dental coverage and vision coverage for Employee to a maximum of $250 / month, provided, however, that if MEEMEE establishes a company dental and/or visual coverage plan, then EMPLOYEE shall participate in such plan in lieu of MEEMEE paying his private premiums.

•	MEEMEE shall pay 100% of the premiums for life insurance in the amount of $150,000 or one times (1x) EMPLOYEE's then-existing Base Salary, whichever is greater.
•
If MEEMEE establishes a disability insurance plan, MEEMEE will pay 100% of EMPLOYEE's premiums for short-term and/or long-term disability coverage, but EMPLOYEE will be responsible for paying the applicable taxes on the premium payments.

•
If MEEMEE establishes a 401(K) Program, EMPLOYEE will be eligible to participate subject to the terms of that program. MEEMEE will match EMPLOYEE's contributions dollar-for-dollar up to four percent (4%) of Employee's then-existing Base Salary, not inclusive of any bonuses.

•	MEEMEE shall provide EMPLOYEE with an automobile allowance of Three Hundred Dollars ($300.00) per month.

•	MEEMEE shall provide EMPLOYEE with a cable, internet, phone, cell phone allowance of Three Hundred Dollars ($300.00) per month.

•
EMPLOYEE is eligible to take the following paid time off per calendar year: twenty (20) vacation days ("PTO"), ten (10) holidays generally observed by MEEMEE in the United States in accordance with the holiday policy established by MEEMEE from time to time, seven (7) sick days and three (3) bereavement days. Unused time off for holidays, sick days and bereavement days may not be carried over into the following year. Unused vacation days may be carried over to the following year, provided, however, that EMPLOYEE may not accrue more than twenty (20) days of unused vacation days without written authorization of MEEMEE. If EMPLOYEE accrues twenty (20) unused vacation days, then he may not earn any additional vacation days until his "bank" of PTO falls below twenty. PTO, sick and bereavement will be pro-rated during EMPLOYEE's first year of employment. Vacation days are earned and accrued on a quarterly basis, with five vacation days accruing for each quarter, but the foregoing shall not prevent EMPLOYEE from using vacation days that will accrue during the same calendar year assuming EMPLOYEE's continued employment. All vacation days shall be taken on no less than thirty (30) days written notice to the Board and subject to the Board's approval, not to be unreasonably withheld.

•
EMPLOYEE shall be reimbursed for all normal items of travel, entertainment and miscellaneous expenses reasonably incurred by him on behalf of MEEMEE, provided that such expenses are documented and submitted to MEEMEE in accordance with the reimbursement policies established by MEEMEE from time to time.

EXHIBIT B

STOCK OPTION AGREEMENT

[TO BE NEGOTIATED AND FINALIZED PRIOR TO CLOSING]

EXHIBIT C

SECURED PROMISSORY NOTE

SECURED PROMISSORY NOTE
ALL SCREENS MEDIA, LLC

US $900,000.00 May 19, 2015
FOR VALUE RECEIVED, All Screens Media, LLC, a Nevada limited liability company (the "Debtor"), promises to pay to MeeMee Media Inc., a Nevada corporation (the "Holder"), or its registered assigns, the principal amount advanced by Holder under this Note, up to the amount of Nine Hundred Thousand United States Dollars (US$900,000.00) (the "Principal Amount"), and all accrued interest.  This Note is being entered into pursuant to the terms of the Agreement and Plan of Merger of even date herewith (the "Merger Agreement").

The following is a statement of the rights of the Holder of this Secured Promissory Note (the "Note") and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.     Security Agreement.  The obligations of debtor under this note shall be secured pursuant to the terms of the security agreement (the "Security Agreement"), in the form of exhibit D attached hereto, which shall be executed between debtor and holder simultaneously herewith.

2.     Interest.  The amount of outstanding principal shall bear no interest; provided, however, that if the merger agreement is terminated, then all outstanding principal shall accrue interest at the rate of six percent (6%) per annum until repaid on the maturity date; and provided further, however, upon the occurrence of an uncured event of default, the outstanding principal at the time of such uncured event of default shall accrue at the rate of ten percent (10%) during the period of time which the event of default is continuing and not cured.  Interest shall accrue on the principal balance from the date hereof and shall be calculated on the basis of a 365-day year.

3.     Funding schedule; repayment.

3.1     Funding Schedule.  Holder shall advance to Debtor no less than $225,000 on or before each of the following dates: June 15, 2015; July 15, 2015; August 15, 2015; and September 15, 2015.  Holder may advance funds to Debtor more frequently and in greater amounts at its discretion, up to a maximum of $900,000.

3.2     Repayment.  If the Merger Agreement is terminated, all outstanding principal, together with the then accrued interest shall be due and payable on the date  which is six (6) months after the date of the termination of the Merger Agreement (the "Maturity Date"), less any legal and auditing fees incurred by ASM in negotiating and complying with the terms of the Merger Agreement and the Exhibits and Schedules referenced therein, up to a maximum amount of $50,000, and subject to MeeMee's receipt from ASM of invoices evidencing such fees.  If the Merger Agreement is terminated, this Note may be prepaid in whole or in part at any time by Debtor prior to the Maturity Date without the prior written consent of the Holder.

4.     Events of Default.  The occurrence of any of the following shall constitute an "Event of Default" under this note:

4.1     Failure to Pay; Other Default.  If Debtor fails (i) to pay all outstanding principal and interest due and owing under this Note on the Maturity Date; or (ii) to perform any material obligation under this Note or the Security Agreement, which such failure is not cured by Debtor within five (5) business days of Debtor's receipt of the Holder's written notice of such failure to Debtor.

4.2     Voluntary Bankruptcy or Insolvency Proceedings.  If Debtor (i) applies for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) makes a general assignment for the benefit of its or any of its creditors, (iv) is dissolved or liquidated, (iii) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (iv) takes any action for the purpose of effecting any of the foregoing; or

4.3     Involuntary Bankruptcy or Insolvency Proceedings.  If proceedings for the appointment of a receiver, trustee, liquidator or custodian of Debtor or of all or a substantial part of Debtor's property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Debtor or Debtor's debts under any bankruptcy, insolvency or other similar law now or hereafter in effect have commenced and an order for relief entered or such proceeding has not been dismissed or discharged within sixty (60) days of commencement.

Upon the occurrence or existence of any Event of Default described in Section 4.1 above and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to Debtor, declare this Note immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Debtor notwithstanding any other provision contained in this Note. Upon the occurrence or existence of any Event of Default described in Sections 4.2 and 4.3 above, this Note shall automatically and without notice become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Debtor, notwithstanding any other provision contained in this Note.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy permitted to it by law.
5.     Representations and Warranties of Debtor.  Debtor hereby represents and warrants to the holder on the date hereof as follows:

5.1    Organization and Qualification. Debtor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. Debtor has the requisite power and lawful authority to carry on its business as it is now being conducted or contemplated to be conducted. Debtor is duly qualified as a foreign limited liability company to transact business, and is in good standing, in each jurisdiction where the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary.

5.2    Authorization; Execution and Delivery. The execution and delivery of this Note and the Security Agreement (the "Transaction Documents") by Debtor and the performance of its obligations under the Transaction Documents have been duly authorized by all necessary limited liability action in accordance with applicable law. Debtor has duly executed and delivered this Note and the Security Agreement.

5.3    No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other person is required in order for Debtor to execute, deliver, or perform any of its obligations under this Note or the Security Agreement.

5.4       No Violations. The execution and delivery of the Transaction Documents and the consummation by Debtor of the transactions contemplated under the Transaction Documents do not and will not (a) violate any provision of Debtor's organizational documents; (b) violate any law or order applicable to Debtor or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which Debtor may be bound.

5.5    Enforceability. Each of the Transaction Documents are valid, legal and binding obligations of Debtor, enforceable against Debtor in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.6                No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or governmental authority is pending or threatened by or against Debtor or any of its property or assets (a) with respect to the Transaction Documents or any transaction contemplated under the Transaction Documents, or (b) that could be expected to materially adversely affect Debtor's financial condition or the ability of Debtor to perform its obligations under the Note or the Security Agreement.
6.     Miscellaneous.

6.1    Payment.  All payments under this Note shall be made in lawful tender of the United States.

6.2    Usury.  In order to induce the Holder to make the loan to Debtor evidenced by this Note, Debtor and Holder each hereby respectively represents, warrants and acknowledges to, and agrees, with the other (a) that, by reason of its own business and financial experience, such party could reasonably be assumed to have the capacity to protect its own interests in connection with the transactions contemplated by this Note, and (b) as a consequence, that the indebtedness evidenced by this Note, including all interest thereon and other consideration therefor is exempt from the usury restrictions under California law pursuant to the exemption set for in California Corporation Code Section 25118(b). Without limiting the effectiveness of said representations, warranties and exemptions, however, it is nevertheless the intent of Debtor and Holder that the holder of this Note shall never be entitled to receive, collect or apply, as interest or other consideration of any kind under this, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event the holder of this Note ever receives, collects or applies as interest or other consideration of any kind any such excess, such amount which would be excess interest or other consideration shall be deemed applied when received as a partial prepayment of the principal amount of this Note; and if the principal amount of this Note is paid in full, any remaining excess interest or other consideration shall be paid to Debtor forthwith upon demand.
6.3    Waiver and Amendment.  Any provision of this Note may be amended, waived or modified solely upon the written consent of Debtor and Holder.  No amendment, modification, termination or waiver of any provision hereof shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.4    Notices.  All notices and other communications required or permitted under this Note shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to Holder, at Holder's address, facsimile number or electronic mail address set forth on the signature page hereto, or at such other address, facsimile number or electronic mail address as such Holder may designate by ten (10) days' advance written notice to Debtor or (b) if to Debtor, to its address, facsimile number or electronic mail address and directed to the attention of the Chief Executive Officer.  All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery.

6.5    Expenses; Attorneys' Fees; Representation.  If action is instituted to collect this Note and Holder prevails on claims in such action, Debtor promises to pay all reasonable costs and expenses of Holder, including, without limitation, reasonable attorneys' fees and costs of Holder, incurred in connection with such action.  Each party to this Note hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Note and that its decision to execute this Note is not based on any reliance upon the advice of any other party or its legal counsel.

6.6    Successors and Assigns.  This Note may not be assigned or transferred by the Holder during the term of the Merger Agreement.  This Note may be assigned or transferred by the Holder after the termination of the Merger Agreement. Subject to the preceding sentence, the rights and obligations of Debtor and the Holder of this Note shall be binding upon and benefit the successors, assigns,  administrators and transferees of the parties.  This Note may be assigned by Debtor to any successor company or corporation with which Debtor merges, sells substantially all of its assets, or to which all of Debtor's membership shares may be sold, effective upon the closing of such transaction, only with the prior written approval of the Holder, which shall not be unreasonably withheld.

6.7    Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of Nevada as applied to agreements between residents of the State of Nevada, entered into and to be performed entirely within the State of Nevada.  Any judicial proceeding brought by any party hereto to enforce, or otherwise in connection with, this Note shall be brought exclusively in  court of competent jurisdiction located in the City of Las Vegas, Nevada, and, by execution and delivery of this Note, the parties hereto (i) accept, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court and irrevocably agree to be bound by any judgment rendered thereby in connection with this Note and (ii) irrevocably waive any objection they may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.
6.8    Substitute Notes.  Upon (i) receipt by Debtor of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation hereof, or (ii) the request of the Holder of this Note upon surrender hereof, Debtor shall execute and deliver in lieu hereof, a new Note or Notes, payable to the order of the Holder or such persons as Holder may request and in a principal amount equal to the unpaid principal amount hereof, which shall be dated and bear interest from the date to which interest has theretofore been paid hereon.  Each such Note shall in all other respects be in the same form and be treated the same as this Note and all references herein to this Note shall apply to each such Note.

6.9    Validity.  Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Note as of the date first above written.

DEBTOR All Screens Media, LLC
By:	/s/ Peter Heumiller
Peter Heumiller, Managing Member

HOLDER MeeMee Media, Inc.

By:	/s/ Martin Doane
Martin J. Doane, Executive Chairman

EXHIBIT D

SECURITY AGREEMENT

SECURITY AGREEMENT

This Security Agreement ( "Security Agreement"), dated as of May 19, 2015, is executed by All Screens Media, LLC, a Nevada limited liability company ("Debtor"), in favor of MeeMee Media Inc., a Nevada corporation , its successors and/or assigns ("Secured Party").

A.            Debtor has issued to Secured Party a certain Secured Promissory Note of even date herewith in the face amount of Nine Hundred Thousand United States Dollars $900,000.00 (the "Note").
B.            In order to induce Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into this Security Agreement and to grant Secured Party the security interest in the Collateral (as defined below).
NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:
1.            Definitions and Interpretation. When used in this Security Agreement, the following terms have the following meanings:
"Collateral" has the meaning given to that term in Section 2 below.
"Lien" means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.
"Obligations" means (a) all loans, advances, future advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Secured Party of every kind and description, now existing or hereafter arising, created by the Note, or any modification or amendment to the Note; and (b) all costs and expenses, including attorneys' fees, incurred by Secured Party in connection with the Note or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a).
"Permitted Liens" means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established, and (b) Liens in favor of Secured Party under this Security Agreement.
"UCC" means the Uniform Commercial Code as in effect in the State of California from time to time.
Unless otherwise defined herein, all terms defined in the UCC have the meanings given to those terms in the UCC.

2.            Grant of Security Interest. As security for the Obligations, Debtor hereby pledges to Secured Party and grants to Secured Party a security interest in all right, title, interest, claims and demands of Debtor in and to the property described in Schedule A hereto, and all replacements, proceeds, products, and accessions thereof (collectively, the "Collateral").

3.            Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction or other jurisdiction of Debtor or its subsidiaries any financing statements or documents having a similar effect and amendments thereto that provide any other information required by the Uniform Commercial Code (or similar law of any non-United States jurisdiction, if applicable) of such state or jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party's request.

4.            General Representations and Warranties. Debtor represents and warrants to Secured Party that (a) Debtor is the owner of the Collateral and that no other person has any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens, and (b) upon the filing of UCC-1 financing statements with the California Secretary of State, Secured Party shall have a perfected first-position security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens.

5.            Additional Covenants and Representations. Debtor hereby agrees:

5.1.            to perform all acts that may be necessary to maintain, preserve, protect and perfect in the Collateral, the Lien granted to Secured Party therein, and the perfection and priority of such Lien, except for Permitted Liens;

5.2.            to procure, execute (including endorse, as applicable), and deliver from time to time any endorsements, assignments, financing statements, certificates of title, and all other instruments, documents and/or writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect Secured Party's Lien hereunder and the priority thereof;

5.3.            to provide at least fifteen (15) days prior written notice to Secured Party of any of the following events: (a) any changes or alterations of Debtor's name, (b) any changes with respect to Debtor's address or principal place of business, or (c) the formation or acquisition of any subsidiaries of Debtor;

5.4.            upon the occurrence of an "Event of Default" (as defined in the Note) and, thereafter, at Secured Party's request, to endorse (up to the outstanding amount under such promissory notes at the time of Secured Party's request), assign and deliver any promissory notes included in the Collateral to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify;

5.5.            to the extent the Collateral is not delivered to Secured Party pursuant to this Security Agreement, to keep the Collateral at the principal office of Debtor, and not to relocate the Collateral to any other locations without providing at least thirty (30) days prior written notice to Secured Party;

5.6.            not to sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein (other than inventory in the ordinary course of business); and

5.7.            not to allow, grant or suffer to exist, whether directly or indirectly, any Lien upon any of the Collateral, other than Permitted Liens.

Debtor hereby represents and warrants to the Secured Party that:
5.8.            Organization, Good Standing and Qualification. The Debtor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to own and use its properties and its assets and conduct its business as currently conducted. The Debtor is not in violation of any of the provisions of its Articles of Organization or Operating Agreement. The Debtor is duly qualified in all jurisdictions in which its failure to do so would have a material and adverse effect on the business, operations, assets or financial condition of the Debtor.
5.9.            Authorization; Enforceability. The Debtor has all right, power and authority to enter into, execute and deliver this Security Agreement and the Note (collectively, the "Transaction Documents") and to perform fully its obligations hereunder and thereunder. All corporate action on the part of the Debtor necessary for the authorization execution, delivery and performance of the Transaction Documents by the Debtor has been taken. The Transaction Documents have been duly executed and delivered by the Debtor and each constitutes a legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.
5.10.            No Conflict. The execution and delivery by the Debtor of the Transaction Documents, and the consummation of any other transaction contemplated by the Transaction Documents do not and will not (i) result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Debtor is bound, (ii) conflict with or violate any provision of the Debtor's Articles of Organization, as amended, or Operating Agreement, and (iii) conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with or without due notice or lapse of time or both) a default or give to others any rights of termination, amendment, acceleration or cancellation (with or without due notice, lapse of time or both) under any agreement, credit facility, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Debtor is a party or by which Debtor is bound or to which any of Debtor's properties or assets is subject.
5.11.            Title and Validity. Debtor has good and valid title to all of the assets owned by the Debtor which are part of the Collateral. Debtor has not granted any other party any lien or security interest in or to the Collateral. The Security Agreement creates a valid and subsisting first-priority security interest and lien against the Collateral in favor of Secured Party.

6.            Authorized Action by Secured Party. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure to perform) any act which Debtor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right (a) to collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) to enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) to make any compromise or settlement, and take any action Secured Party deems advisable, with respect to the Collateral; (d) to file a copy of this Security Agreement with any governmental agency, body or authority, at the sole cost and expense of Debtor; (e) to insure, process and preserve the Collateral; (f) to pay any indebtedness of Debtor relating to the Collateral; (g) to execute and file UCC financing statements and other documents, certificates, instruments and agreements with respect to the Collateral or as otherwise required or permitted hereunder; and (h) to take any and all appropriate action and execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Security Agreement; provided, however, that Secured Party shall not exercise any such powers granted pursuant to clauses (a) through (c) above prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. The powers conferred on Secured Party under this Section 6 are solely to protect Secured Party's interests in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for the amounts that Secured Party actually receives as a result of the exercise of such powers, and neither Secured Party nor any of Secured Party's stockholders, directors, officers, managers, employees or agents shall be responsible to Debtor for any act or failure to act. Nothing in this Section 6 shall be deemed an authorization for Debtor to take any action that it is otherwise expressly prohibited from undertaking by way of any other provision of this Security Agreement.

7.            Default and Remedies.

7.1.            Default. Debtor shall be deemed in default under this Security Agreement upon the occurrence of an Event of Default.

7.2.            Remedies. Upon the occurrence of any Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, and all rights granted by this Security Agreement and by law, including, but not limited to (a) the right to require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, and (b) the right to take possession of the Collateral, and for that purpose Secured Party may enter upon premises on which the Collateral may be situated and remove the Collateral therefrom. Debtor hereby agrees that fifteen (15) business days' notice of a public sale of any Collateral or notice of the date after which a private sale of any Collateral may take place is reasonable. In addition, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party's rights and remedies hereunder, including, without limitation, Secured Party's right following an Event of Default to take immediate possession of Collateral and to exercise Secured Party's rights and remedies with respect thereto. Secured Party may also have a receiver appointed to take charge of all or any portion of the Collateral and to exercise all rights of Secured Party under this Security Agreement. Except as expressly provided in this Security Agreement, Secured Party may exercise any of Secured Party's rights under this Section 7.2 without demand or notice of any kind. The remedies in this Security Agreement, including without limitation this Section 7.2, are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which Secured Party may be entitled. No failure or delay on the part of Secured Party in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. All of Secured Party's rights and remedies, whether evidenced by this Security Agreement or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently.
7.3.            Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party's duties under the UCC in Secured Party's exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section.

7.4.            Marshalling. Secured Party shall not be required to marshal any present or future Collateral for, or other assurances of payment of, the Obligations or to resort to such Collateral or other assurances of payment in any particular order, and all of Secured Party's rights and remedies hereunder and in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of Secured Party's rights and remedies under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.
7.5.            Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(a)            First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Secured Party;

(b)            Second, to the payment to Secured Party of the amount then owing or unpaid on the Note (to be applied first to accrued interest and second to outstanding principal); and

(c)            Third, to the payment of the surplus, if any, to Debtor, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

In the absence of final payment and satisfaction in full of all of the Obligations, Debtor shall remain liable for any deficiency.
8.            Miscellaneous.

8.1.            Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Debtor or Secured Party under this Security Agreement shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given if and as when given as provided in the Note.

8.2.            Nonwaiver. No failure or delay on Secured Party's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

8.3.            Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

8.4.            Assignment. This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; provided, however, that Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

8.5.            Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, or the Note, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's rights hereunder. Debtor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party's power.

8.6.            Partial Invalidity. If any part of this Security Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Security Agreement shall remain in full force and effect.

8.7.            Expenses. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Secured Party in connection with the custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by this Security Agreement.

8.8.            Entire Agreement. This Security Agreement and the Note, taken together, constitute and contain the entire agreement of Debtor and Secured Party with respect to this particular matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

8.9.            Governing Law; Venue. Except as otherwise specifically set forth herein, the parties expressly agree that this Security Agreement shall be governed solely by the laws of the State of Nevada, without regard to its principles of conflict of laws. Debtor hereby expressly consents to the personal jurisdiction of the state and federal courts located in or about Las Vegas, Nevada, for any action or proceeding arising from or relating to this Security Agreement, waives, to the maximum extent permitted by law, any argument that venue in any such forum is not convenient, and agrees that any such action or proceeding shall only be venued in such courts.

8.10.            Counterparts. This Security Agreement may be signed in counterparts and transmitted by one Party to the other via email in PDF or FAX. Said counterparts, taken together, shall constitute one agreement. If this Security Agreement is signed in counterparts, neither Party shall be bound by this Security Agreement until both Parties have duly executed a counterpart hereof.

8.11.            Termination of Security Interest. Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Debtor. Upon such termination, Secured Party hereby authorizes Debtor to file any UCC termination statements necessary to effect such termination and Secured Party shall promptly execute and deliver to Debtor any additional documents or instruments as Debtor shall reasonably request to evidence such termination.
IN WITNESS WHEREOF, Secured Party and Debtor have caused this Security Agreement to be executed as of the day and year first above written.

DEBTOR ALL SCREENS MEDIA, LLC
By:	/s/ Peter Heumiller
Peter Heumiller, Managing Member

SECURED PARTY: MeeMee Media, Inc.

By:	/s/ Martin Doane
Martin J. Doane, Executive Chairman

SCHEDULE A

TO SECURITY AGREEMENT

The Debtor hereby grants to the Secured Party, for the benefit of itself and each assignee, a security interest in the following described property (collectively, the "Collateral"):
(a)            presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Debtor arising out of the sale or lease of goods or the rendition of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor's Books (as defined in paragraph (f) below) relating to any of the foregoing (collectively, "Accounts");

(b)            present and future general intangibles and other personal property (including payment intangibles, choses or things in action, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, moneys due or recoverable from pension funds, route lists, moneys due under any royalty or licensing agreements, infringement claims, software, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods and Accounts, and such Debtor's Books relating to any of the foregoing (collectively, "General Intangibles");

(c)            present and future rights to payments or performance under letters of credit, letter‑of-credit rights (whether or not evidenced by a writing) and other supporting obligations, notes, drafts, instruments (including promissory notes), certificated and uncertificated securities, documents, leases, and chattel paper (whether tangible or electronic), and such Debtor's Books relating to any of the foregoing (collectively, "Negotiable Collateral");

(d)            present and future inventory in which such Debtor has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of such Debtor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, and such Debtor's Books relating to any of the foregoing (collectively, "Inventory");

(e)            present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, tools, parts, dies, jigs, goods (other than consumer goods or farm products), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located (collectively, "Equipment");

(f)            present and hereafter acquired books and records including: ledgers; records indicating, summarizing, or evidencing such Debtor's assets or liabilities, or the Collateral; all information relating to such Debtor's business operations or financial condition; and all computer programs, disc or tape files, printouts, funds or other computer prepared information, and the equipment containing such information (collectively, "Debtor's Books");

(g)            present and hereafter acquired securities (whether certificated or uncertificated), securities accounts, commodity contracts and accounts, securities entitlements and other investment property (collectively "Investment Property");

(h)            present and hereafter acquired deposit accounts (collectively "Deposit Accounts");

(i)            present and hereafter acquired commercial tort claims (collectively "Tort Claims"); and

(j)            substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including, but not limited to, proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, Deposit Accounts, Tort Claims, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, Deposit Accounts, Tort Claims, or any portion thereof or interest therein and the proceeds thereof.

            Notwithstanding the foregoing, Collateral shall not include (i) any lease, license, contract or other agreement of any Debtor if the grant of a security interest in such lease, license, contract or other agreement is prohibited under the terms of such lease, license, contract or other agreement or under applicable law, but only to the extent such prohibition is not rendered unenforceable or ineffective by the UCC (as hereinafter defined) or other applicable law; provided, however, that a security interest shall attach to such lease, license, contract or other agreement immediately at such time as the condition causing such prohibition shall be eliminated or remedied, and (ii) any Equipment owned by any Debtor which is subject to a lien securing purchase money debt pursuant to documents which prohibit such party from granting any other liens in such property, but only for so long as such prohibition shall be in effect.